UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
FINANCE OF AMERICA COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11

April 7, 2026
Dear Stockholder:
Please join us for Finance of America Companies Inc.’s Annual Meeting of Stockholders to be held on Friday, May  15, 2026, at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/FOA2026 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials.
We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The board of directors recommends that you vote “FOR” each of the proposals listed on the attached notice.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Finance of America Companies Inc.

Sincerely,

Lauren E. Richmond Chief Legal Officer, General Counsel & Secretary

FINANCE OF AMERICA COMPANIES INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., Eastern Time, on Friday, May 15, 2026.

VIRTUAL LOCATION
You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/FOA2026 and entering the control number shown on your proxy card or the instructions that accompanied your proxy materials. You will need to have your 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting.

ITEMS OF BUSINESS
1.
To elect the director nominees listed in the Proxy Statement.

2.
To conduct an advisory vote to approve the compensation of the named executive officers of the Company.

3.
To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for 2026.

4.
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 18, 2026.

VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Lauren E. Richmond
Chief Legal Officer,
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 15, 2026: This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are available free of charge at https://ir.financeofamericacompanies.com/financials/sec-filings/. A list of stockholders of record at the close of business on March 18, 2026 will be open for examination electronically during the Annual Meeting by registering at www.virtualshareholdermeeting.com/FOA2026.

PROXY VOTING METHODS
If, at the close of business on March 18, 2026, you were a stockholder of record you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 14, 2026 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials.
BY TELEPHONE
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by telephone.
BY MAIL
•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Statement of Policy Regarding Transactions with Related Persons	44
Indemnification of Directors and Officers	45
Stockholder Proposals for the 2027 Annual Meeting	46
Householding of Proxy Materials	46
Other Business	47

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (“U.S.”) Private Securities Litigation Reform Act of 1995.Forward-looking statements are not historical facts or statements of current conditions, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including, among others, those described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2026. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained herein. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. For further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in our subsequent periodic filings with the SEC, please visit the SEC’s website at www.sec.gov. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We caution readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Proxy Statement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

FINANCE OF AMERICA COMPANIES INC.
5830 Granite Parkway, Suite 400
Plano, Texas 75024
Telephone: (877) 202-2666
PROXY STATEMENT
Annual Meeting of Stockholders
May 15, 2026
GENERAL INFORMATION
Unless the context otherwise requires, all references to “we,” “us,” “our,” “FOA,” or the “Company” refer to Finance of America Companies Inc. and its consolidated subsidiaries. References to “FOA Equity” are to Finance of America Equity Capital LLC, a Delaware limited liability company, that the Company controls in an “UP-C” structure.
On April 1, 2021, the Company became a public company as a result of a series of transactions pursuant to which Replay Acquisition Corp. (“Replay”) combined with Finance of America Companies Inc. (the “Business Combination”) and the Company’s Class A Common Stock began trading under the symbol “FOA” on the New York Stock Exchange (“NYSE”) on April 5, 2021. On August 15, 2025, the Company’s Class A Common Stock also began trading on NYSE Texas, Inc. under the same “FOA” symbol.
Why am I being provided with these materials?
We are providing this Proxy Statement to you in connection with the solicitation by the board of directors (the “Board” or “board of directors”) of Finance of America Companies Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 15, 2026 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. On or about April 7, 2026, we distributed or made available, as the case may be, this Proxy Statement, and our Annual Report for the fiscal year ended December 31, 2025 (referred to as the “Proxy Materials”), notifying each stockholder entitled to vote at the Annual Meeting how to vote.
What am I voting on?
There are three proposals scheduled to be voted on at the Annual Meeting:
•	Proposal No. 1: Election of Brian L. Libman, Norma C. Corio, Andrew Essex, Cory S. Gardner, Tyson A. Pratcher and Lance N. West (the “Nominees”) as directors on the Company’s Board;
•	Proposal No. 2: An advisory vote to approve the compensation of the named executive officers of the Company; and
•	Proposal No. 3: Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for 2026.
Who is entitled to vote?
Stockholders as of the close of business on March 18, 2026 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 8,551,931 vested shares of our Class A Common Stock outstanding, 425,850 unvested shares of our Class A Common Stock outstanding held by Replay

Sponsor, LLC, 12 shares of our Class B Common Stock outstanding (our Class A Common Stock and Class B Common Stock are referred to herein together as our “Common Stock”) and 50,000 shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) outstanding.
Holders of our Class A Common Stock have one vote for each share held as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

The 425,850 unvested shares of our Class A Common Stock held by Replay Sponsor, LLC must be voted proportionately with all other shares of Common Stock (but not proportionately with the shares of Series A Preferred Stock) on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted).
The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of Class A Units of FOA Equity (“Class A LLC Units”) held by such holder. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock and Series A Preferred Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.
The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock. Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of the Record Date, the conversion price is $35.00 per share of Series A Preferred Stock.
What constitutes a quorum?
The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
How many votes are required to approve each proposal?
Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected.
There is no cumulative voting.
Under our Bylaws, the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on such matter is required to approve the compensation of the named executive officers of the Company (Proposal No. 2), and the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for 2026 (Proposal No. 3).
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each Nominee. Votes that are voted “WITHHOLD” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the advisory vote to approve the compensation of the named executive officers (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the compensation of the named executive officers. Abstentions will count as a vote “AGAINST” Proposal No. 2 and broker non-votes will have no effect on the outcome of Proposal No. 2.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 3), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions are counted as a vote “AGAINST” this proposal. There are no broker non-votes with respect to Proposal No. 3, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.
If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•	“FOR” each of the director nominees set forth in this Proxy Statement;
•	“FOR” the approval of the compensation of named executive officers; and
•	“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for 2026.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by Internet.

•
By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your Proxy Materials in order to vote by telephone.

•
By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 14, 2026, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 11:59 p.m., Eastern Time, on May 14, 2026.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FOA2026 and enter the control number shown on your proxy card or the instructions that accompanied your Proxy Materials. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:
•
instructions on how to attend and participate via the Internet, including a unique link to access the annual meeting and how to demonstrate proof of stock ownership, will be emailed to you after completion of your registration;

•
assistance with questions regarding how to attend and participate via the Internet will be provided in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting;

•	stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
•
you will need the 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your Proxy Materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•	providing stockholders with the ability to submit appropriate questions in advance of the meeting;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.
The virtual meeting platform is fully supported across browsers (Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
How do I vote online during the Annual Meeting?
If you are a stockholder of record, you may vote your shares by attending the 2026 Annual Meeting of Stockholders online and following the on-screen voting instructions.
If you hold your shares in “street name” and you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. If applicable, please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting, which will also be available on the virtual meeting log in page. Technical support will be available starting at 8:45 a.m., Eastern Time, on Friday, May 15, 2026 and until the meeting has finished. Please note that the technical support phone number is not for retrieving lost or misplaced control numbers.
What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 14, 2026;
•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 11:59 p.m., Eastern Time, on May 14, 2026;
•	attending the virtual Annual Meeting and voting in person; or
•	delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 14, 2026.
If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees of the Company (for no additional compensation) in person or by telephone, e-mail or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The number of authorized directors is currently six and may be changed by resolution of our board of directors. At this Annual Meeting, all director nominees will be elected for a one-year term, expiring at the next annual meeting of stockholders.
The biographies below describe the business experience of each director nominee standing for election. In considering each director nominee for election at the Annual Meeting, the nominating and corporate governance committee assessed the contributions of those directors recommended for election in the context of the perceived needs of the Board. See discussion under “The Board of Directors and Certain Governance Matters—Board Nomination Process, Identifying Nominees for Election to the Board.”
The Board expects that each of the nominees listed below will be available for election as a director. However, if one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for any substitute nominees as the Board may nominate. If a nominee is not available for election or is otherwise unable to serve as a director, the Board may reduce its size or choose a substitute nominee.
Nominees for Election to the Board of Directors in 2026
The following information describes the offices held, ages (as of the date of this Proxy Statement) and other business directorships of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director-nominee should serve as a director.

Name	Age	Principal Occupation and Other Information
Brian L. Libman	60
Brian L. Libman is our Company’s founder and oversees our Company’s business strategy. He has served as the Chairman of our board of directors since April 1, 2021. He is the architect of the Company’s unique business model, and it is his vision that guides the Company. Mr. Libman has spent his entire career in the specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Prior to forming FOA Equity in 2013, he was the managing partner and CEO of Green Tree Servicing and became the Chief Strategy Officer of its public market successor. Mr. Libman began his career at Lehman Brothers and spent more than a decade developing the loan acquisition, servicing and lending businesses there, including the creation of Aurora Loan Services, one of the nation’s leading alternative mortgage originators and servicers. Through his deep knowledge of the lending space, he invented and was awarded patent: US20070136186A1 for his Automated Loan Evaluation System, which is a system and method for providing a loan pricing model for various lending scenarios. Mr. Libman submatriculated with honors from The Wharton School at the University of Pennsylvania, having earned both his M.B.A. and B.S.E.

Norma C. Corio	65
Norma C. Corio joined the Company’s board of directors on April 1, 2021. In August 2022, Ms. Corio retired from One Equity Partners (“OEP”) where she served as a Senior Managing Director. Prior to joining OEP in 2018, Ms. Corio served as the CFO of American Express Global Business Travel from June 2014 to June 2017. Prior to her role at American Express Global Business Travel, Ms. Corio served as Co-President of Miller Buckfire from April 2013 to May 2014. Ms. Corio previously worked for JPMorgan Chase for over 30 years from October 1982 to March 2013 where she held various positions, including Treasurer (August 2008 through December 2010) and, previously, Head of Restructuring within the Investment Banking division, where she led corporate financings from June 1995 to August 2008. Ms. Corio also held positions in credit and risk management and investor relations. Ms. Corio serves as a member of the board of directors of AlTi Global, Inc. (NASDAQ: ALTI), chairing the Human Capital and Compensation Committee and is a member of the Audit and ESG & Nominating Committees. Additionally, she serves as a director of Cicor Technologies Ltd. (SWX: CICN-CH), a publicly listed company in Switzerland, where she is a

Name	Age	Principal Occupation and Other Information

member of the Audit Committee. She also serves on the boards of private companies: Omni Environmental Solutions and Wood Technologies International. Ms. Corio is Chair of the Audit Committee of Omni Environmental Solutions, a member of the Audit Committee of Wood Technologies International, and Chair of the Compensation Committee of Wood Technologies International. Ms. Corio previously served as a member of the board of directors of GO Acquisitions (public) and Intren and Bibliotheca (private). Ms. Corio received her M.B.A. in Banking & Finance from Pace University and her B.A. in Economics from LeMoyne College.

Andrew Essex	60
Andrew Essex joined the Company’s board of directors on March 19, 2025. Mr. Essex has held the role of Senior Managing Partner at Tata Consultancy Services, a global information technology firm (“TCS”), since 2023. Prior to TCS, he was CEO and Founder of GoingConcern, a boutique c-suite strategic consultancy, and McKinsey Senior Advisor. Mr. Essex is the former Chief Executive Officer of the Tribeca Film Festival and founding CEO of Droga5, now owned by of Accenture. A highly creative strategic executive with three decades in branding, business development, and M&A, he is a proven entrepreneurial leader and culture builder with multiple exits, high-profile turnaround experience, skilled in recruiting, retaining and managing talent and overseeing complex P&Ls, and a deeply networked rainmaker with extensive track record of generating high-margin revenue, crafting compelling relevant narratives and operating complex enterprises in competitive markets. Mr. Essex is a frequent public speaker on media, marketing and monetization strategies and sits on the board of MMA Global and Plus Pool. He is the former Chair of the NYC Mayor’s Creative Council, and a former advisor to the White House American Office of Innovation and the Wharton SEI Center for Advanced Studies in Management. A frequent angel investor, he serves as an advisor to Glasswing Ventures, a top fund focused on AI, prop tech, enterprise SAAS and cybersecurity, among other platforms. He was an award-winning journalist and cultural editor at such publications as The New Yorker, Details and Salon.com, among others. He has been a television commentator for ABC, CNN, and CNBC. He is author of “The End of Advertising: Why It Had to Die and the Creative Resurrection to Come” and the co-author of three books: “A Very Public Offering: The Story of the Globe.com,” “Chasing Cool,” with former Barney’s CEO Gene Pressman, and “Le Freak: An Upside Down Story of Family, Disco and Destiny,” with celebrated producer and musician Nile Rodgers. Mr. Essex has an M.A. from New York University and a B.A. from Queens College.

Cory S. Gardner	51
Cory S. Gardner joined the Company’s board of directors on March 19, 2025. Mr. Gardner has extensive experience in legislative affairs and regulatory policy, having served as a U.S. Senator from 2015 to 2021, a member of the U.S. House of Representatives from 2011 to 2015, a member of the Colorado General Assembly from 2005 to 2011, General Counsel and Legislative Director to U.S. Senator Wayne Allard from 2002 to 2005, and Communications Director for the National Corn Growers Association from 2001 to 2002. Mr. Gardner has held the role of President and CEO of NCTA – The Internet & Television Association since October 2025 and is the sole owner of ACT West, LLC, which he founded in 2021. He held the role of Chairman and CEO of the Senate Leadership Fund from 2024 to October 2025. Mr. Gardner has also provided advisory and/or consulting services to HealthBook+ since 2023, Ford Motor Company since 2023, the American Conservation Coalition since 2023, Coign Credit Card since 2022, the Crypto Council for Innovation since 2021, the National Cannabis Roundtable since 2021, and Pura Vida Funds from 2021 to 2023. Additionally, Mr. Gardner has significant

Name	Age	Principal Occupation and Other Information

experience serving as a board member for a variety of organizations, having served as a member of the board of directors and the finance committee of the International Republican Institute since 2023, the advisory board of the American Council of Young Political Leaders since 2023, the board of advisors of Michael Best Strategies since 2021, the strategic advisory group of the United Launch Alliance since 2021, the board of directors and the audit and finance committee of the Edward M. Kennedy Institute from 2023 to 2026, the strategic advisory board of the University of Colorado Center for Combat Research from 2023 to 2026, the board of advisors of Regulating AI from 2023 to 2026, the board of directors of the Center for National Security Initiatives from 2021 to 2026, the board of advisors of Qcells North America from 2021 to 2023, the board of directors and the audit committee of Jaws Juggernaut from 2021 to 2023, and the board of visitors of the U.S. Air Force Academy from 2015 to 2021. Mr. Gardner holds a J.D. from the University of Colorado School of Law and a B.A. in Political Science from Colorado State University.

Tyson A. Pratcher	51
Tyson A. Pratcher joined the Company’s board of directors on April 1, 2021. Mr. Pratcher currently serves as Senior Managing Director at Artemis Real Estate Partners and CEO of Artemis Strategic Capital Partners. Prior to joining Artemis, Mr. Pratcher was Senior Advisor at 7 Acquisition Corporation and the RockCreek Group. Before joining the RockCreek Group in 2020, Mr. Pratcher served as the Head of Investments at TFO USA from 2017 to 2019. Prior to his role with TFO USA, Mr. Pratcher served as the Director of Opportunistic Investments and the Director of Absolute Return Strategies at the New York State Common Retirement Fund from 2007 to 2017. Mr. Pratcher serves as a member of the board of trustees of FS Multi-Alternative Income Fund. Mr. Pratcher previously served as a member of the board of directors of Organix Recycling, Inc. from 2018 to 2020 and on the boards of directors of Citizens Parking and GripInvest from 2017 to 2019. Mr. Pratcher holds a J.D. from Columbia Law School and a B.S. in Political Science from Hampton University.

Lance N. West	65
Lance N. West joined the Company’s board of directors on April 1, 2021. Mr. West is currently a Senior Partner at 26North Partners, and previously served as Partner and Senior Managing Director of Centerbridge Partners and was former Chairman & CEO of Centerbridge Partners Europe prior to his retirement from the firm. Before joining Centerbridge in 2006, Mr. West was a Partner Managing Director at Goldman Sachs & Co, where he headed the firm’s Principal Finance Group. Prior to joining Goldman Sachs & Co, he was founder and CEO of Greenthal Realty Partners LP and GRP Financial LLC. Prior to founding GRP, Mr. West was an executive vice president-principal with The Charles H. Greenthal Group, Inc. and began his career as a Member of the Technical Staff at AT&T Bell Laboratories. Mr. West earned his M.S. in Electrical Engineering from the California Institute of Technology in 1983, and graduated magna cum laude with a B.S. in Electrical Engineering from Tufts University in 1982.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our board of directors directs and oversees the management of our business and affairs and has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Composition of the Board of Directors
Our business and affairs are managed under the direction of the board of directors. Our board of directors currently consists of the director nominees, Ms. Corio and Messrs. Libman, Essex, Gardner, Pratcher and West, whose biographies are set forth above.
Director Independence and Independence Determinations
Our board of directors has affirmatively determined that each of Ms. Corio and Messrs. Essex, Gardner, Pratcher and West qualify as independent directors under the NYSE listing standards.
Board Nomination Process, Identifying Nominees for Election to the Board
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending nominees for election to our board of directors. Final selection of director nominees for election remains within the sole discretion of our board of directors.
Depth of experience, fitness and the ability to make meaningful contributions to our board of directors’ oversight of the business and affairs of the Company in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that align with our core values, are important factors when identifying opportunities to add new directors to our board of directors. Additionally, in identifying new director candidates, our board of directors evaluates a candidate’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.
Our nominating and corporate governance committee may identify potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are prepared to represent the best interests of the Company and our stockholders. Our nominating and corporate governance committee may also engage firms that specialize in identifying director candidates. Director nominations also may be made at the recommendation of stockholders pursuant to our Bylaws.
Our nominating and corporate governance committee will evaluate candidates for nomination for election to the board of directors, including those recommended by stockholders, on a substantially similar basis as it considers other nominees. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
In connection with the Business Combination, the Company and certain pre-closing equityholders of FOA Equity entered into a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, an entity controlled by Brian L. Libman (Brian L. Libman and certain entities controlled by him, the “BL Investors”) is entitled to nominate a certain number of directors to the board of directors, based on such holder’s ownership of the voting securities of the Company. Mr. Libman was designated in accordance with the Stockholders Agreement. For additional information on our Stockholders Agreement, see “Transactions with Related Persons—Stockholders Agreement.”
Background and Experience of Directors
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the director nominees’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our board of directors considered the following important characteristics, among others:
•	Mr. Libman—our board of directors considered Mr. Libman’s perspective, experience and thorough knowledge of our industry as our founder and Chairman.
•	Ms. Corio—our board of directors considered Ms. Corio’s extensive financial and management experience and her insight from having served on the boards of directors of public and private companies.
•	Mr. Essex—our board of directors considered Mr. Essex’s expertise and experience in marketing, brand strategy and consumer engagement, including as the founding CEO of Droga5.
•
Mr. Gardner—our board of directors considered Mr. Gardner’s experience in legislative affairs, financial services and regulatory policy, including his time serving as a U.S. Senator and a member of the U.S. House of Representatives.

•	Mr. Pratcher—our board of directors considered Mr. Pratcher’s considerable financial and investment background, including as a Managing Director at the RockCreek Group.
•	Mr. West—our board of directors considered Mr. West’s financial and investment expertise and his experience serving on the boards of directors of public and private companies.
Change in Controlled Company Status
Prior to February 27, 2026, the Company was a “controlled company” within the meaning of NYSE corporate governance standards given that entities associated with Blackstone Inc. (“Blackstone,” and such entities, collectively, the “Blackstone Investors”) and the BL Investors were Principal Stockholders, under the Stockholders Agreement, that controlled a majority of the combined voting power of all classes of the Company’s stock entitled to vote generally. Under the NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the board of directors consist of independent directors, (2) that the board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
The Company ceased to be a “controlled company” within the meaning of NYSE corporate governance standards on February 27, 2026 after completing a repurchase of all the Company’s Class A Common Stock and Class B Common Stock held by the Blackstone Investors and all of the Class A LLC Units held by the Blackstone Investors. See “Transactions with Related Persons—Repurchase of Equity Owned by Blackstone Investors” herein. A majority of independent directors already comprise the board of directors. Following such repurchase, the Company will have 90 days to cause its compensation committee and nominating and corporate governance committee to be composed of a majority of independent directors. By February 27, 2027, the Company will be required to cause its compensation committee and nominating and corporate governance committee to be composed entirely of independent directors. Until the Company comes fully into compliance with such requirements, you will not have the same protections afforded to stockholders of companies that are subject to and fully compliant with all of these corporate governance requirements. However, as described in further detail below under “—Board Committees and Meetings,” upon the recommendation of the nominating and corporate governance committee, the board of directors has resolved that, effective upon the Annual Meeting, contingent upon the reelection of the Nominees to the board of directors at the Annual Meeting, changes will be made to the composition of the compensation committee and the nominating and corporate governance committee to cause such committees to be composed entirely of independent directors within the timeframe required by the NYSE corporate governance standards due to the Company no longer qualifying as a “controlled company.”
Board Committees and Meetings
The board of directors has established an audit committee, compensation committee and nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of the audit committee satisfies the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities

Exchange Act of 1934 (as amended, the “Exchange Act”). The board of directors may also establish from time to time any other committees that it deems necessary or desirable.
Members serve on these committees until their resignation or until otherwise determined by the board of directors.
Each of the standing committees of the board of directors discussed below operate under written charters. The charters for our audit committee, compensation committee and nominating and corporate governance committee are available on our investor-oriented website under https://ir.financeofamericacompanies.com/corporate-governance/governance-documents/. The information contained on, or accessible from, our investor-oriented website is not a part of this report by reference or otherwise.
The following table summarizes the current membership of each of the Board’s committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Director
Brian L. Libman		Chair	Chair	X
Norma C. Corio	Chair			X
Andrew Essex		X	X	X
Cory S. Gardner	X			X
Tyson A. Pratcher	X	X		X
Lance N. West		X		X

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2025, the Board held six meetings, the audit committee held seven meetings, the compensation committee held three meetings and the nominating and corporate governance committee held two meetings. During fiscal year 2025, all of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee. Additionally, four of our seven directors serving as directors at the time of the 2025 annual meeting of stockholders attended such meeting. One director serving as a director at the time of the 2025 annual meeting of stockholders was not renominated for another term as a director at the 2025 annual meeting of stockholders and the number of authorized directors was reduced from seven to six at the time of the 2025 annual meeting of stockholders. Messrs. Essex and Gardner were appointed to the Board on March 19, 2025 and therefore did not attend any Board or committee meetings in fiscal year 2025 prior to their appointment.
Upon the recommendation of the nominating and corporate governance committee, the board of directors has resolved that, effective upon the Annual Meeting, contingent upon the reelection of the Nominees to the board of directors at the Annual Meeting, changes will be made to the composition of the compensation committee and the nominating and corporate governance committee to cause such committees to be composed entirely of independent directors within the timeframe required by the NYSE corporate governance standards due to the Company no longer qualifying as a “controlled company,” as described under “—Board Nomination Process, Identifying Nominees for Election to the Board—Change in Controlled Company Status.”
The following table summarizes the membership of each of the Board’s committees that will go into effect upon the occurrence of the Annual Meeting, contingent upon the reelection of the Nominees to the Board at the Annual Meeting:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Director
Brian L. Libman				X
Norma C. Corio	Chair			X
Andrew Essex		X	X	X
Cory S. Gardner	X		Chair	X
Tyson A. Pratcher	X	Chair		X
Lance N. West		X		X

Audit Committee
Our audit committee consists of Ms. Corio and Messrs. Gardner and Pratcher, with Ms. Corio serving as chair. Ms. Corio and Messrs. Gardner and Pratcher qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Corio qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that all members of the audit committee satisfy the financial literacy requirements of the NYSE.
Our audit committee is responsible for, among other things:
•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the board of directors in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the board of directors in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the board of directors in monitoring the performance of our internal audit function;
•	monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual proxy statement.
Compensation Committee
Our compensation committee consists of Messrs. Libman, Essex, Pratcher and West, with Mr. Libman serving as chair. Upon the recommendation of the nominating and corporate governance committee, the board of directors has resolved that, effective upon the Annual Meeting, contingent upon the reelection of the Nominees to the board of directors at the Annual Meeting, the size of the compensation committee will be reduced from four members to three members, Mr. Libman will step down from the compensation committee and Mr. Pratcher will be appointed as chair of the compensation committee.
The compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our CEO’s compensation level based on such evaluation;

•
reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;
•	to the extent applicable, reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;
•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	reviewing and making recommendations with respect to our equity compensation plans.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Libman and Essex, with Mr. Libman serving as chair. Upon the recommendation of the nominating and corporate governance committee, the board of directors has resolved that, effective upon the Annual Meeting, contingent upon the reelection of the Nominees to the board of directors at the Annual Meeting, Mr. Libman will step down from the nominating and corporate governance committee, Mr. Gardner will fill the vacancy left by Mr. Libman and Mr. Gardner will be appointed as chair of the nominating and corporate governance committee.
The nominating and corporate governance committee is responsible for, among other things:
•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;
•	overseeing the evaluation of the board of directors and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of our board of directors.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. We are party to certain transactions with affiliates of the BL Investors as described in “Transactions with Related Persons.”
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our investor-oriented website at https://ir.financeofamericacompanies.com/corporate-governance/governance-documents/. Our Code of Business Conduct and Ethics contains our “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our investor-oriented website.
Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our board of directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our nominating and corporate governance committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our board of directors. Our Corporate Governance Guidelines are available on our investor-oriented website at https://ir.financeofamericacompanies.com/corporate-governance/governance-documents/.
Securities Trading Policy
We have adopted a securities trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, as well as the Company itself that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards. Our securities trading policy is available as Exhibit 19.1 to our Annual Report on Form 10-K filed on March 13, 2026 (the “2025 Form 10-K”).
Hedging Policy
Our securities trading policy prohibits company personnel and their related persons from engaging in any transactions involving any derivatives, including trading in futures and derivative securities, or hedging activities, including options, warrants, puts, call or other similar arrangements or instruments designed to hedge or offset decreases in the market value of securities, related to the Company’s securities. Further, our securities trading policy provides that Company personnel and their related persons are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Brian L. Libman presides at the executive sessions. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors.
Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer of the Company are currently held by separate persons, with Brian L. Libman serving as Chairman and Graham A. Fleming serving as Chief Executive Officer. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and Chief Executive Officer should be separate. Accordingly, the board of directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that Mr. Libman is best situated to serve as Chairman and that the Company’s current separated roles of Chairperson and Chief Executive Officer is appropriate. Mr. Libman has extensive experience in the specialty finance area and has been involved in structuring and consummating the acquisitions of more than twenty businesses. Mr. Fleming has served as our Chief Executive Officer since April 2023. Mr. Fleming joined FOA in 2013 and served as President from late 2020 until he was named CEO in April 2023.
Whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” the independent directors may elect from among themselves a Lead Director of the Board. Following nomination by the nominating and corporate governance committee, the Lead Director will be elected by a plurality vote and should generally serve in such capacity for a minimum of one year. Service as Lead Director, however, generally should not exceed five consecutive years but is subject to the Board’s discretion to set other guidelines in specific instances. The responsibilities of the Lead Director (if one has been elected) shall be determined from time to time by the Board, upon the recommendation of the nominating and corporate governance committee.
Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the audit, nominating and corporate governance and compensation committees, any then-serving Lead Director or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Company’s Chief Legal Officer, 5830 Granite Parkway, Suite 400, Plano, Texas 75024, who will forward such communication to the appropriate party.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board exercises direct oversight of strategic risks to the Company in regular coordination with the Company’s management. The audit committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The compensation committee oversees risks relating to the Company’s compensation policies and practices. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance. Each committee charged with risk oversight reports to the Board on those matters.
Corporate Responsibility Overview
Our People
As of December 31, 2025, we had 784 U.S.-based employees. Of these, there were 782 full-time and two part-time employees. As of December 31, 2025, we also had 48 contractors in the U.S. and 93 contractors in the Philippines.

None of our employees are represented by a labor union, and we consider our employee relations to be good. Our long-term success as an organization depends upon our ability to maintain and develop our human capital.
We strive to promote a strong culture across our business that is driven by our core values: (1) be customer obsessed, they are why we exist, (2) raise the bar, (3) take extreme ownership, (4) practice genuine collaboration, and (5) unleash your excellence. These values drive our actions and decisions every day, fostering a culture of trust, collaboration, and excellence and ensuring our employees work together effectively. These objectives are accomplished through an emphasis on training and development and the provision of a comprehensive benefits package with a focus on physical and mental wellness.
Employee Training and Development
We have implemented internal training sessions, development workshops, and messaging to align around and emphasize our core values. These programs explore in detail what each of our core values entails, why it is important, and how employees can take actions to embrace each of our core values in their performance of their roles on a daily basis.
Further, all new employees are assigned a series of training courses during onboarding, spanning topics such as ethics and insider trading, and are required to attest to our core Company policies such as our information security policy. Such policies are also accessible to employees on the Company’s intranet site. New loan officers also participate in a comprehensive six-week instructor-led onboarding program called “Sales Academy” that encompasses practical training, real-time engagement with live leads, and personalized one-on-one coaching to our licensed reverse mortgage originators. This structured onboarding process is carefully crafted to acquaint new hires with the Company’s culture, policies, procedures, systems, and the specifics of their roles and responsibilities. The primary objective is to equip employees with the essential knowledge, skills, and resources needed to adjust quickly to their new work environment, enabling them to make meaningful contributions to the organization’s objectives.
Additionally, we have a robust compliance training program that covers an array of legal and regulatory topics. All consumer-facing employees are assigned required courses that educate them on compliance with consumer protection laws for the industries in which we operate. Required compliance training is reviewed not less than annually by representatives of the Compliance and Legal departments to ensure that necessary topics are included and that courses are assigned to all employees who are required to, or would benefit from, the training.
We also require our entire workforce to complete discrimination and harassment prevention training courses on an annual basis to ensure they understand what constitutes unlawful sexual harassment and discrimination, employees’ rights, and available forums for adjudicating complaints. We send quarterly reminders to employees about the Company’s anonymous hotline and encourage employees to utilize the hotline to report complaints and concerns.
FOA utilizes a modern learning management platform that houses our centralized training and organizational development content. Compliance with consumer protection regulations is supported by robust technology and monitored by our Compliance department.
Employee Benefits and Wellness
We offer many benefits and wellness resources to our employees, including but not limited to our Employee Assistance Program, health insurance, dental insurance, vision insurance, life insurance, pet insurance, identity protection, flexible spending accounts and 401(k) plans with an employer match. We also offer paid time off or flex time off programs to full-time employees and an employee stock purchase plan. We partner with a leave of absence administration vendor to ensure efficient processing and management of leave requests. We carefully coordinate these available resources and ensure employees are aware of available resources. We also monitor the types of benefits available in the market and consider adding new benefits from time to time in order to better meet the needs of our employees.

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers.

Name	Age	Principal Occupation and Other Information
Graham A. Fleming	56
Graham A. Fleming joined the Company in December 2013 and has served as Chief Executive Officer since April 2023. Prior to his current role, Mr. Fleming served as Interim Chief Executive Officer from July 2022 to April 2023 and as President from October 2020 to April 2023. Additionally, Mr. Fleming served as Interim Chief Financial Officer from October 2023 to November 2023. Throughout his tenure with the Company, Mr. Fleming has also acted as Chief Administrative Officer at each of the Company’s operating subsidiaries, overseeing Finance, Treasury, Risk, Compliance and Corporate Administration. Prior to joining the Company, Mr. Fleming founded and served as the President of Icon Residential Lenders. Prior to that, Mr. Fleming served as the Chief Financial Officer of AMRESCO Residential Mortgage. Mr. Fleming brings over 25 years of experience in the mortgage lending business including extensive expertise in strategic planning, accounting and financial management, quality control and risk management, secondary operations and capital markets. Mr. Fleming attended the Dublin Business School, Ireland and is a Chartered Certified Accountant.

Kristen N. Sieffert	45
Kristen N. Sieffert joined the Company in January 2012 and was appointed to President of the Company in April 2023. Ms. Sieffert has served as Head of Enterprise Consumer Direct at Finance of America Holdings LLC since April 2022 and as President of the Company’s subsidiary, Finance of America Reverse LLC (“FAR”) since 2015. In her role as President of FAR, Ms. Sieffert has been responsible for growth and innovation in the Company’s reverse mortgage business. Prior to her role as President of FAR, Ms. Sieffert served as chief operating officer of FAR. Before joining FAR in 2012, Ms. Sieffert served as acting president for San Diego-based EquiPoint Reverse Mortgage and vice president for operations at One Reverse Mortgage. Ms. Sieffert began her reverse mortgage career in 2004 with Financial Freedom Senior Funding Corp. She earned a B.A. in Political Science from the University of California, Los Angeles (UCLA).

Matthew A. Engel	58
Matthew A. Engel joined the Company in October 2023 and was appointed Chief Financial Officer in November 2023. Mr. Engel will assume the additional role of principal accounting officer as of May 15, 2026. Prior to joining the Company, Mr. Engel served as Chief Financial Officer of Bloom Retirement Holdings Inc., formerly known as American Advisors Group, a former leading reverse mortgage originator. Prior to that role, Mr. Engel held various senior positions in accounting and finance at Newmark Knight Frank, H&R Block, Inc. and DST Systems, Inc. Mr. Engel began his career as a staff auditor at PricewaterhouseCoopers LLP. Mr. Engel brings over 35 years of financial services experience with extensive experience in the reverse mortgage industry, corporate financial planning and analysis, financial reporting, and accounting. Mr. Engel holds a B.A. in Accounting from the University of Northern Iowa.

Jeremy E. Prahm	48
Jeremy E. Prahm joined the Company in December 2015 as Senior Managing Director across numerous segments of our business, including our portfolio management, forward mortgage, reverse mortgage, and commercial businesses. Mr. Prahm was appointed as Chief Investment Officer of the

Name	Age	Principal Occupation and Other Information

Company in April 2021. Prior to joining the Company, Mr. Prahm served as a Portfolio Manager and Director of Quantitative Solutions at Green Tree Investment Management, a wholly owned subsidiary of Walter Investment Management, from December 2008 to December 2015. Mr. Prahm holds a B.S. in Economics from Saint Cloud University.

Lauren E. Richmond	38
Lauren E. Richmond joined the Company in September 2016 and was appointed Chief Legal Officer, General Counsel and Secretary of the Company in September 2022. Prior to her current role, Ms. Richmond served as General Counsel and Secretary of the Company from April 2021 to September 2022. Ms. Richmond has served as General Counsel and Secretary of each of the Company’s operating subsidiaries since June 2019 and, prior to that role, as Assistant General Counsel of Finance of America Holdings LLC from September 2016 to June 2019. Prior to joining the Company, Ms. Richmond was a corporate attorney at Hunton Andrews Kurth LLP, Dallas, Texas, where she advised private and public companies on a variety of corporate matters, including mergers and acquisitions, public and private debt and equity offerings, and other corporate transactions and governance matters. Ms. Richmond holds a J.D. and a B.B.A., each with honors, from Southern Methodist University.

PROPOSAL NO. 2—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as disclosed in the Executive Compensation section of this Proxy Statement and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. In 2022, our board of directors recommended, and our stockholders approved, an annual vote, on a non-binding basis, to approve the compensation of our named executive officers. Accordingly, we intend to conduct future advisory votes on the compensation of our named executive officers every year. The next advisory say-on-pay frequency vote is scheduled for 2028.
The text of the resolution in respect of Proposal No. 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”
As described in the Executive Compensation section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the compensation committee, are designed to provide competitive pay opportunities to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Executive Compensation section for Finance of America Companies Inc., as well as the discussion regarding the compensation committee presented in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

2025 EXECUTIVE COMPENSATION
The following tables contain compensation information with respect to the named executive officers for the year ended December 31, 2025.
Summary Compensation Table
The following table provides summary information concerning compensation to or on behalf of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Graham A. Fleming Chief Executive Officer	2025	850,000	1,500,000	2,062,512	2,510,000	10,500	6,933,012
	2024	850,000	687,500	1,424,000	1,460,000	10,350	4,431,850
Kristen N. Sieffert President	2025	650,000	1,200,000	1,837,516	1,882,500	11,700	5,581,716
	2024	650,000	612,500	890,000	1,095,000	11,550	3,259,050
Jeremy E. Prahm Chief Investment Officer	2025	850,000	1,500,000	2,062,512	2,510,000	10,500	6,933,012
	2024	850,000	687,500	1,424,000	1,460,000	10,350	4,431,850

(1)	The amounts in the “Salary” column represent the base salary earned by each named executive officer.
(2)
The amounts in the “Bonus” column represent annual bonus awards, which have been or will be paid in (i) fiscal year 2026 with respect to the named executive officer’s fiscal year 2025 performance and (ii) in fiscal year 2025 with respect to the named executive officer’s fiscal year 2024 performance.

(3)
A portion of the stock awards granted in 2025 and the stock awards granted in 2024 are in the form of restricted stock units (“RSUs”) that vest ratably over a prospective three-year period, subject to the named executive officer’s continued employment on the vesting date, and amounts reflect the aggregate grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions made in determining values with respect to RSU awards are disclosed in Note 16 (Equity-Based Compensation) to the Consolidated Financial Statements in our 2025 Form 10-K.

(4)
On November 12, 2025, Mr. Fleming, Ms. Sieffert and Mr. Prahm each received a grant of 700,000, 400,000 and 700,000 Class B Units of FOA Equity (“Class B LLC Units” or “Incentive Units”), respectively. The Incentive Units vest upon the occurrence of a performance condition that was not deemed probable on the grant date. Accordingly, no value is included in the table for these awards. Further, even assuming achievement of the performance condition, no value has been assigned to the Incentive Units by the Company, as the value would depend upon assumptions with a high degree of uncertainty, including assumptions regarding the date the performance condition occurs and the fair market value of the Class A Common Stock on such date. For additional information regarding the Incentive Units, see “—Narrative Disclosure to Summary Compensation Table—2025 Named Executive Officer Compensation—Incentive Units.”

(5)
The option awards granted in 2025 are in the form of options to purchase shares of Class A Common Stock (referred to herein as “Stock Options”) and vest ratably over a prospective three-year period, subject to the named executive officer’s continued employment on the vesting date. The option awards granted in 2024 are in the form of options to purchase Class A LLC Units exchangeable for shares of Class A Common Stock (referred to herein as “Unit Options” and together with Stock Options, “Options”) and vest at the end of a prospective two-year period, subject to the named executive officer’s continued employment on the vesting date. Amounts reflect the aggregate grant date fair value of the option awards calculated in accordance with Topic 718. The assumptions made in determining values with respect to option awards are disclosed in Note 16 (Equity-Based Compensation) to the Consolidated Financial Statements in our 2025 Form 10-K.

(6)
For each named executive officer, the amounts in the “All Other Compensation” column include Company 401(k) matching contributions. For Ms. Sieffert, the amounts in the “All Other Compensation” column also include remote work business stipends totaling $1,200.

Narrative Disclosure to Summary Compensation Table
2025 Named Executive Officer Compensation
Base Salaries
We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased in light of the individual performance of a named executive officer, company performance, or changes in the executive’s position within our business, the scope of his or her responsibilities and his or her tenure with the Company. Our named executive officers did not receive any adjustments to their base salaries for 2024 or 2025.
Salary Continuation Agreement
The Company entered into a salary continuation agreement with Jeremy E. Prahm on December 2, 2015, which provides the Company the option to pay Mr. Prahm his regular salary and any benefits (excluding bonus or other incentive compensation) for a period of the Company’s choosing (not to exceed 6 months from the date of termination) in exchange for Mr. Prahm’s agreement to abide by certain restrictive covenants, including noncompetition, non-solicitation and confidentiality provisions. The agreement would be triggered by his voluntary separation from the Company and not by any other type of separation.
None of our other named executive officers are party to any arrangement that provides for severance benefits.
Annual Cash Incentive Compensation
Our named executive officers were eligible to earn an annual cash incentive award targeted at an amount equal to a specified percentage of such named executive officer’s base salary. Awards to named executive officers were tied primarily to Company performance with some variability due to business unit performance. For 2025, target incentive payout amounts for each of the named executive officers were as follows:

Named Executive Officer	2025 Base Salary ($)	Annual Incentive Target % of Base Salary	Annual Incentive Target Payout ($)	Annual Incentive Awarded ($)
Graham A. Fleming	850,000	147%	1,250,000	1,500,000
Kristen N. Sieffert	650,000	185%	1,200,000	1,200,000
Jeremy E. Prahm	850,000	147%	1,250,000	1,500,000

The compensation committee, in its sole discretion, approves each named executive officer’s annual cash incentive award payout. For 2025, these decisions were based primarily on the compensation committee’s assessment of such named executive officer’s individual performance, operational performance of the business functions for which they have responsibility, and the officer’s potential to enhance and contribute to our equity owners’ long-term interests. In evaluating these factors, members of the compensation committee relied upon their judgment to determine the ultimate amount of a named executive officer’s annual cash incentive payment that the compensation committee believed was necessary to properly incentivize the named executive officer to seek to achieve our objectives and reward a named executive officer for achieving those objectives over the course of the year. Key factors the compensation committee considered in making such determination with respect to Mr. Fleming were his role in overseeing the operations of the Company and his leadership on the strategic direction of the Company generally. Key factors that the compensation committee considered in making such determination with respect to Ms. Sieffert were her leadership in the Company’s development and enhancement of its unified modern retirement solutions platform. Key factors the compensation committee considered in making such determination with respect to Mr. Prahm were his role in overseeing and managing the strategic direction of the Company’s Portfolio Management segment.
Long-Term Equity Incentives
The Company maintains the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) to provide employees and directors of FOA with additional incentives to promote the long-term growth and performance of the Company and to further align the interests of our directors and management with the interests of our stockholders by increasing their ownership interests in the common stock of the Company. The Omnibus Plan is administered by the compensation committee.
In 2025, as a long-term incentive, Mr. Fleming, Ms. Sieffert and Mr. Prahm each received a RSU grant of 98,874, 88,088 and 98,874 units, respectively. Such RSUs vest ratably over a prospective three-year period, subject to the grantee’s continued employment on the vesting date. See “Summary Compensation Table—Stock Awards” for the grant date fair value of each named executive officer’s RSU award.
Incentive Units
On November 12, 2025, Mr. Fleming, Ms. Sieffert and Mr. Prahm each received a grant of 700,000, 400,000 and 700,000 Incentive Units. The Incentive Units vest upon the occurrence of the consummation of a Change in Control (as defined in the Omnibus Plan), subject to the grantee’s continued employment on the vesting date. Upon vesting, the Incentive Units will convert into a number of Class A LLC Units having a fair market value equal to the excess (if any) of the fair market value of the Class A Common Stock as of the vesting date over the closing price of the Class A Common Stock on the date of grant. Upon vesting and converting into Class A LLC Units, each such Class A LLC Unit will be immediately exchangeable for a share of Class A Common Stock. The Incentive Units will expire without vesting if a Change in Control is not consummated within five years of the date of grant. The Incentive Units are not vested as of April 7, 2026.

Pursuant to Topic 718, expenses related to stock based compensation awards are recognized based on the associated vesting conditions and grant date. As described above, the Incentive Units vest upon occurrence of the consummation of a Change in Control, which is considered a performance condition as defined by Topic 718. The Company cannot conclude that it is probable that a Change in Control will occur until the date of consummation of a Change in Control because such an event is fundamental to the Company’s organizational structure, is outside the Company’s control and is subject to significant external contingencies with a high degree of uncertainty. Therefore, the Company will not recognize a liability or record associated compensation cost for the Incentive Units unless and until a Change in Control occurs. As a result, the Incentive Units had no impact on the Company’s consolidated financial statements for the year ended December 31, 2025, as disclosed in Note 26 (Equity) to the Consolidated Financial Statements in the 2025 Form 10-K.
Unit Options
On November 7, 2024, Mr. Fleming, Ms. Sieffert and Mr. Prahm each received a grant of 200,000, 150,000 and 200,000 Unit Options. The Unit Options vest on November 7, 2026, the second anniversary from the date of grant (subject to the named executive officer’s continued employment on the vesting date), are exercisable for a period ending on November 7, 2029, five years from the date of grant, and have an exercise price of $25.00 per Unit Option. No Unit Options were granted in 2025.
Stock Options
On December 19, 2025, Mr. Fleming, Ms. Sieffert and Mr. Prahm each received a grant of 200,000, 150,000 and 200,000 Stock Options. The Stock Options vest in one-third increments on the first, second and third anniversaries from the date of grant (subject to the named executive officer’s continued employment on the vesting date), are exercisable for a period ending on December 19, 2030, five years from the date of grant, and have an exercise price of $25.00 per Stock Option. No Stock Options were granted in 2024.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We do not have a formal policy regarding the timing of awards of options in relation to the disclosure of material nonpublic information. The Board does not grant option awards as part of its annual grant of long-term incentive awards or on any predetermined schedule. Instead, the Board may grant option awards from time to time in its discretion on an ad hoc basis in connection with significant projects, initiatives and/or goals. The Board and the compensation committee take into account all available information, which may include material nonpublic information, when determining the timing and terms of such an award. The timing of an option award depends upon the timing of the related significant project, initiative and/or goal, which significant project, initiative and/or goal may itself be material nonpublic information. The number of options granted, the exercise price, the vesting date and the expiration date of the option awards are determined with the goals of awarding executives for their achievements and incentivizing future performance. The Board and the compensation committee take into account all available information, including material nonpublic information, to align the terms of the option awards with those goals.
Recovery Analysis
As a result of the restatement of our previously issued audited consolidated financial statements as of and for the year ended December 31, 2024, as described in the Form 10-K/A filed by the Company on May 20, 2025 (the “2024 Form 10-K/A”), the Company conducted a recovery analysis for the relevant period, as contemplated by Rule 10D-1 under the Exchange Act, NYSE listing standards and in accordance with the Company’s Incentive Compensation Clawback Policy. Based on this analysis, the Company’s compensation committee concluded that no recovery of incentive-based compensation was required as a result of the restatement because no incentive-based compensation was awarded or would have been received by any person subject to such clawback policy based on the items covered by the restatement during the relevant recovery period, and thus, there was no erroneously awarded compensation.
Earnout Rights
The UFG Holdings LLC Management Long-Term Incentive Plan (the “MLTIP”) was established by UFG Holdings LLC (“UFG”), the Company’s predecessor holding company, on January 1, 2015 to provide an incentive to key employees to continue in the employment of UFG and to improve the growth and profitability of UFG. In connection with the execution of the transaction agreement, by and among Replay, FOA Equity, and the other parties thereto, dated as of October 12, 2020 (the “Transaction Agreement”), UFG adopted the Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan (the “A&R MLTIP”), effective as of the date the Transaction Agreement was executed, which amended and restated the MLTIP. The A&R MLTIP is administered by the compensation committee of the Company, such administrative body being referred to herein as the “Administrator.”
Under the terms of the A&R MLTIP, participants (including Mr. Fleming, Ms. Sieffert and Mr. Prahm) were entitled to receive, subject to the terms and conditions of the A&R MLTIP, certain consideration for the cancellation of legacy phantom units previously granted to such participants under the MLTIP. Such consideration included the right to receive additional shares of Class A Common Stock upon the occurrence of, at any time during the six years following the closing of the Business Combination, (i) the average trading price of our Class A Common Stock meeting or exceeding $125.00 (accounting for adjustment for the Company’s 10:1 reverse stock split effective on July 25, 2024) for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”) or (b) the average trading price of our Class A Common Stock meeting or exceeding $150.00 (accounting for adjustment for the Company’s 10:1 reverse stock split effective on July 25, 2024) for any 20 trading days within a period of 30 consecutive trading days (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date” and together with the First Earnout Achievement Date, each an “Earnout Date;” such rights collectively, the “Earnout Rights”). The Earnout Rights will be settled promptly following the applicable Earnout Date. As of April 7, 2026, no Earnout Date has previously occurred.
The Earnout Rights were issued pursuant to the Omnibus Plan and each is considered a “Substitute Award” for purposes thereof. In the sole discretion of the compensation committee, the obligations to issue shares of Class A Common Stock may be fully or partially satisfied by the Company causing the Employer to make a cash payment equal to the fair market value of all or some portion of the Class A Common Stock otherwise required to be issued.
In connection with the Business Combination, the Company entered into an LTIP Award Settlement Agreement (the “LTIP Award Settlement Agreement”), dated as of October 12, 2020, by and among the Company, FOA Equity, and certain applicable stockholders, including the BL Investors. In connection with the settlement of any Earnout Rights, certain applicable stockholders party to the LTIP Award Settlement Agreement will deliver to the Company Class A LLC Units and shares of Class A Common Stock, as applicable, in settlement of the awards in accordance with the terms set forth in the LTIP Award Settlement Agreement.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Graham A. Fleming	6/17/2021	—	—	—	—	—	—	—	13,680(8)	331,193
	3/31/2023	—	—	—	—	—	40,322(5)	976,196	—	—
	4/1/2024	—	—	—	—	—	133,334(6)	3,228,016	—	—
	11/7/2024	—	200,000(3)	—	25	11/7/2029	—	—	—	—
	4/1/2025	—	—	—	—	—	98,874(7)	2,393,740	—	—
	11/12/2025	—	—	—	—	—	—	—	700,000(9)	839,990(10)
	12/19/2025	—	200,000(4)	—	25	12/19/2030	—	—	—	—
Kristen N. Sieffert	6/17/2021	—	—	—	—	—	—	—	7,200(8)	174,312
	3/31/2023	—	—	—	—	—	13,440(5)	325,382	—	—
	4/1/2024	—	—	—	—	—	83,334(6)	2,017,516	—	—
	11/7/2024	—	150,000(3)	—	25	11/7/2029	—	—	—	—
	4/1/2025	—	—	—	—	—	88,088(7)	2,132,610	—	—
	11/12/2025	—	—	—	—	—	—	—	400,000(9)	479,987(10)
	12/19/2025	—	150,000(4)	—	25	12/19/2030	—	—	—	—
Jeremy E. Prahm	6/17/2021	—	—	—	—	—	—	—	8,640(8)	209,174
	3/31/2023	—	—	—	—	—	40,322(5)	976,196	—	—
	4/1/2024	—	—	—	—	—	133,334(6)	3,228,016	—	—
	11/7/2024	—	200,000(3)	—	25	11/7/2029	—	—	—	—
	4/1/2025	—	—	—	—	—	98,874(7)	2,393,740	—	—
	11/12/2025	—	—	—	—	—	—	—	700,000(9)	839,990(10)
	12/19/2025	—	200,000(4)	—	25	12/19/2030	—	—	—	—

(1)	For better understanding of this table, this column has been added to show the grant date of all option and stock awards outstanding at 2025 fiscal year-end.
(2)	Amounts reported are based on the closing price per share of our Class A Common Stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, of $24.21.
(3)	Represents Unit Options that will vest on the second anniversary of November 7, 2024, subject to such holder’s continued employment.
(4)	Represents Stock Options that will vest in one-third increments on the first, second and third anniversaries of December 19, 2025, subject to such holder’s continued employment.
(5)	Represents RSUs that will vest on the third anniversary of April 1, 2023, subject to such holder’s continued employment.
(6)	Represents RSUs that will vest on the second and third anniversaries of April 1, 2024, subject to such holder’s continued employment.
(7)	Represents RSUs that will vest on the first, second and third anniversaries of April 1, 2025, subject to such holder’s continued employment.
(8)	Reflects Earnout Rights granted in 2021.
(9)
Reflects Incentive Units granted in 2025. The Incentive Units vest upon the occurrence of the consummation of a Change in Control (as defined in the Omnibus Plan), subject to the grantee’s continued employment on the vesting date. The Incentive Units will expire without vesting if a Change in Control is not consummated within five years of the date of grant.

(10)
Upon vesting, the Incentive Units will convert into a number of Class A LLC Units having a fair market value equal to the excess (if any) of the fair market value of the Class A Common Stock as of the vesting date over the closing price of the Class A Common Stock on the date of grant. For purposes of this calculation, the closing price per share of our Class A Common Stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, of $24.21, was used as the fair market value of the Class A Common Stock as of the vesting date. The closing price per share of our Class A Common Stock on the NYSE as of November 12, 2025, the date of grant, was $23.01. As a result, the fair market value of the Class A Common Stock as of the vesting date over the closing price of the Class A Common Stock on the date of grant was determined to be $1.20. Such amount was multiplied by the number of Incentive Units and the product was then divided by $24.21 to determine the number of Class A LLC Units that the Incentive Units would convert into, rounded down to the nearest whole Class A LLC Unit. That number of Class A LLC Units was then multiplied by the price of $24.21 to obtain the final value presented in the table.

PAY VERSUS PERFORMANCE DISCLOSURE
The “2025 Executive Compensation—Narrative Disclosure to Summary Compensation Table—2025 Named Executive Officer Compensation” section of this Proxy Statement sets forth the factors considered by the compensation committee and the board of directors when reviewing and setting the compensation of our Chief Executive Officer and other named executive officers for the 2025 fiscal year. As required by Item 402(v) of Regulation S-K (the “Rule”), the table below and the related disclosure shows the following information for the past three fiscal years: (i) “total” compensation for our named executive officers (or “NEOs”), including the principal executive officer (or “PEO”), for purposes of the “Summary Compensation Table”; (ii) the “Compensation Actually Paid” to named executive officers (calculated pursuant to the Rule); (iii) our Total Shareholder Return (TSR); and (iv) our Net Income (Loss). Use of the term “compensation actually paid” (CAP) is required by the Rule. Pursuant to the Rule, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table. The calculation of CAP includes, among other things, the revaluation of unvested and outstanding stock awards and option awards. In accordance with the Rule, the value of stock and option awards in a particular year includes:
•	the year-end fair value of the awards granted in the covered fiscal year (e.g., 2025) that are outstanding and unvested as of the end of the covered fiscal year;
•
the change in fair value from the end of the prior fiscal year (e.g., 2024) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; and

•	the change in fair value from the end of the prior fiscal year to the vesting date with respect to any awards granted in prior years that vested in the covered fiscal year.
These valuations are calculated based on the price of the Company’s Class A Common Stock as of a specific date (i.e., the last trading day of the applicable fiscal year or the applicable vesting date) and changes in the price of the Company’s Class A Common Stock can materially impact (positively or negatively) the amount reported as CAP. The amounts actually received will depend upon the Company’s performance and the price of the Company’s Class A Common Stock, including at the time of vesting and at the time vested options are actually exercised, as the case may be. As a result, CAP does not reflect the amount of compensation actually paid, earned or received during the applicable year.

2025 Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3) ($)	Net Income (Loss)(4) ($ millions)
2025	6,933,012	4,692,090	6,257,364	4,510,649	191	103
2024	4,431,850	12,431,698	3,845,450	10,246,084	221	36
2023	3,009,901	2,691,669	2,354,251	2,149,870	87	(218)

(1)	Mr. Fleming served as our PEO for each of the covered years. The individuals comprising the Non-PEO NEOs for each of the covered years are Ms. Sieffert and Mr. Prahm.
(2)
SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “Compensation Actually Paid” as reported in the “Pay Versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “Compensation Actually Paid” for fiscal year 2025 (all amounts are averages for the named executive officers other than the principal executive officer):

	Equity Award Adjustments
Year	Executive(s)	Summary Compensation Table Total ($)	Deduct Reported Value of Stock Awards ($)	Deduct Reported Value of Option Awards ($)	Add Year-End Market Value of Unvested Equity Awards Granted in Year ($)	Add Market Value of Equity Awards Granted and Vested in Year ($)	Change in Market Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Market Value of Equity Awards Granted in Prior Years which Vested in Year ($)	Compensation Actually Paid ($)
2025	Graham A. Fleming (PEO)	6,933,012	(2,062,512)	(2,510,000)	5,145,740	—	(1,968,484)	(845,666)	4,692,090
	Average for Non-PEO NEOs	6,257,364	(1,950,014)	(2,196,250)	4,671,175	—	(1,641,158)	(630,468)	4,510,649

(3)
TSR is determined based on the value of an initial fixed investment of $100 using the Class A Common Stock closing price on December 30, 2022; calculated based on changes to the Class A Common Share price from the closing price on December 30, 2022 compared to the closing price on the last day of the respective reporting period.

(4)	Net Income (Loss) as reported in the Company’s financial statements.

Pay Versus Performance Relationship Descriptions
Relationship between Compensation Actually Paid to our PEOs, the Average of Compensation Actually Paid to Non-PEO NEOs, and, in each case, FOA’s Cumulative TSR. For 2025, as compared to 2024, the compensation actually paid to Mr. Fleming, as our PEO, decreased by 62% to $4.7 million. For 2025, as compared to 2024, the average of the compensation actually paid to the Non-PEO NEOs decreased by 56% to $4.5 million. For 2025, as compared to 2024, the cumulative TSR decreased by 14%. For 2024, as compared to 2023, the compensation actually paid to Mr. Fleming, as our PEO, increased by 362% to $12.4 million. For 2024, as compared to 2023, the average of the compensation actually paid to the Non-PEO NEOs increased by 377% to $10.2 million. For 2024, as compared to 2023, the cumulative TSR increased by 154%.
Relationship Between Compensation Actually Paid to our PEOs, the Average of the Compensation Actually Paid to the Non-PEO NEOs, and, in each case, the Company’s Net Income (Loss). For 2025, as compared to 2024, the compensation actually paid to Mr. Fleming, as our PEO, decreased by 62% to $4.7 million. For 2025, as compared to 2024, the average of the compensation actually paid to the Non-PEO NEOs decreased by 56% to $4.5 million. For 2025, as compared to 2024, Net Income increased by $67 million. Net Income (Loss) included in the Pay Versus Performance table for 2024 and 2025 is as reported in the 2025 Form 10-K. For 2024, as compared to 2023, the compensation actually paid to Mr. Fleming, as our PEO, increased by 362% to $12.4 million. For 2024, as compared to 2023, the average of the compensation actually paid to the Non-PEO NEOs increased by 377% to $10.2 million. For 2024, as compared to 2023, Net Income increased by $254 million. Net Income (Loss) included in the Pay Versus Performance table for 2023 is as reported in the 2024 Form 10-K/A.

DIRECTOR COMPENSATION
We offer a market-competitive director compensation program for non-employee directors. Our director compensation program provides eligible non-employee directors with an annual compensation package of approximately $200,000, consisting of a quarterly cash retainer of $25,000 and an annual grant of approximately $100,000 in equity compensation. Directors who are employed by us (if any) are not compensated by us for their services as directors. The table below summarizes the compensation earned by each eligible non-employee director for the year ended December 31, 2025.
2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Brian L. Libman	100,000	99,992	199,992
Norma C. Corio	100,000	99,992	199,992
Andrew Essex(3)	78,611	99,992	178,603
Cory S. Gardner(3)	78,611	99,992	178,603
Robert W. Lord(4)	37,637	0	37,637
Tyson A. Pratcher	100,000	99,992	199,992
Lance N. West	100,000	99,992	199,992

(1)	Reflects fees earned by the director for the year ended December 31, 2025, whether or not paid in such year.
(2)
The amount reflects the aggregate grant date fair value of the stock awards granted on May 19, 2025, computed in accordance with Topic 718, based on the closing price of our Class A Common Stock on the grant date. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 16 (Equity-Based Compensation) to the Consolidated Financial Statements in our 2025 Form 10-K. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2025, each of our non-employee directors held an aggregate of 4,570 RSUs, which vest on the earlier of (i) the date of the 2026 Annual Meeting and (ii) May 19, 2026.

(3)
Messrs. Essex and Gardner were appointed to the Board on March 19, 2025 and so their quarterly cash retainers for the quarter ended March 31, 2025 were pro-rated based on the number of days they served on the Board during such quarter.

(4)
Mr. Lord served on the Board until the Company’s 2025 Annual Meeting of Stockholders on May 16, 2025 and so his quarterly cash retainer for the quarter ended June 30, 2025 was pro-rated based on the number of days he served on the Board during such quarter.

Further, upon the recommendation of the compensation committee, the Board has resolved that, effective from and including the date of the Annual Meeting, an additional $25,000 annual cash retainer will be paid to any non-employee director serving as the chairperson of the audit committee, an additional $15,000 annual cash retainer will be paid to any non-employee director serving as the chairperson of the compensation committee and an additional $10,000 annual cash retainer will be paid to any non-employee director serving as the chairperson of the nominating and corporate governance committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 31, 2025, certain information related to our compensation plans under which shares of our Class A Common Stock may be issued. The only plan pursuant to which the Company may currently make additional equity grants is the Omnibus Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Omnibus Plan	2,807,394(1)	25(2)	707,701(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,807,394	25(2)	707,701

(1)
Total includes (i) 145,800 Earnout Rights, (ii) 1,171,594 RSUs, (iii) 720,000 Unit Options and (iv) 770,000 Stock Options. The total does not include Incentive Units. The Earnout Rights as defined under the A&R MLTIP are specified as “Substitute Awards” and do not count against the Absolute Share Limit defined within the Omnibus Plan.

(2)	The exercise price with respect to each of the Options is $25. The Earnout Rights and the RSUs do not have an exercise price.
(3)
These shares are available for grant as of December 31, 2025 under the Omnibus Plan pursuant to which the compensation committee of the board of directors may make various share based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards, and other cash-based awards granted under the Omnibus Plan. The maximum number of shares that may be granted under the Omnibus Plan is 2,125,000 (accounting for adjustments for the Company’s 10:1 reverse stock split effective on July 25, 2024), without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each fiscal year commencing on January 1, 2022, in an amount equal to the least of (x) 531,250 shares of Class A Common Stock (accounting for adjustments for the Company’s 10:1 reverse stock split effective on July 25, 2024), (y) 2.5% of the total number of shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year, treating, for the avoidance of doubt, all then-outstanding Class A LLC Units as shares of Class A Common Stock assuming the full exchange of then-outstanding Class A LLC Units for shares of Class A Common Stock in accordance with the Exchange Agreement (as discussed below), and (z) a lower number of shares of Class A Common Stock as determined by the Board. The Board ratified evergreen increases of 473,622, 469,692, 531,250 and 531,250 shares effective January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, respectively (accounting for adjustments for the Company’s 10:1 reverse stock split effective on July 25, 2024).

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected BDO USA, P.C. to serve as our independent registered public accounting firm for 2026. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of BDO USA, P.C. to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of BDO USA, P.C. is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of BDO USA, P.C. unless you specify otherwise.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered by BDO USA, P.C. for the fiscal year ended December 31, 2025 and for the fiscal year ended December 31, 2024.

Fee Category	2025($)	2024($)
Audit Fees(1)	3,103,302	4,020,025(2)
Audit-Related Fees(3)	159,160	153,090
Tax Fees(4)	—	—
All Other Fees(5)	—	—
Total	3,262,462	4,173,115(2)

(1)
Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, audits of financial statements of certain of our subsidiaries, and registration statements.

(2)
Audit fees for the fiscal year ended December 31, 2024 include an additional $287,000 over the amount reported in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders filed on March 27, 2025, which additional audit fees were billed subsequent to the filing of the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders. Such additional audit fees related to the audit of our consolidated financial statements included in the 2024 Form 10-K/A, reviews of our condensed consolidated financial statements included in the amendments to our Quarterly Reports for the quarters ended June 30, 2024 and September 30, 2024, each filed on a Form 10-Q/A on May 23, 2025, and certain other work performed in connection with the audit of our 2024 financial statements.

(3)	Audit-related fees are fees for services related to audits of an employee benefit plan and a broker-dealer subsidiary of FOA Equity.
(4)	BDO USA, P.C. did not provide any services related to tax compliance, tax planning or tax advice.
(5)	BDO USA, P.C. did not provide any other services during the period.
Audit Committee’s Pre-Approval Policy
It is the audit committee’s policy to pre-approve all auditing services and non-audit services (other than “prohibited non-audit services”) to be provided to the Company by its independent registered public accounting firm. The audit committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services. Unless otherwise provided by the audit committee, the audit committee chairperson (provided such audit committee chairperson is independent) is authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the audit committee chairperson or such other independent member of the audit committee to whom such authority has been delegated shall be presented to the full audit committee at its next scheduled meeting. The Company’s audit committee pre-approved all of BDO’s services for 2024 and 2025 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Ms. Corio is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.
Management of the Company is responsible for our overall financial reporting process. BDO USA, P.C. (“BDO”), our independent registered public accounting firm, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. GAAP. The Audit Committee’s (the “Committee”) responsibility is to oversee these processes and, necessarily, in its oversight role, the Committee relies on the work and assurances of management and of BDO. The Committee is also solely responsible for the selection and termination of our independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.
The Committee:
•	met seven times in 2025;
•	met with and held discussions with management of the Company, who represented to the Committee that its audited consolidated financial statements were prepared in accordance with U.S. GAAP;
•
reviewed and discussed the audited consolidated financial statements of the Company and discussed with BDO the matters required to be discussed under the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
received the written disclosures and the letter from BDO as required per the requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and discussed with BDO its independence; and

•	participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.
In reliance on these reviews and discussions, and the report of BDO, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
This report was submitted by the Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Audit Committee Members

Norma C. Corio-Chair
Cory S. Gardner
Tyson A. Pratcher

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of the Company’s voting securities as of March 18, 2026 by:
•	each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•	each named executive officer or director of the Company; and
•	all officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership as of March 18, 2026 is based on 8,551,931 vested shares of Class A Common Stock outstanding, 12 shares of Class B Common Stock outstanding and 50,000 shares of Series A Preferred Stock outstanding.
The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of Class A LLC Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. Holders of shares of Class B Common Stock vote together with holders of Class A Common Stock and Series A Preferred Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.
The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock. Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of the Record Date, the conversion price is $35.00 per share of Series A Preferred Stock.
The beneficial ownership information in the “Shares of Class A Common Stock” and “Class A Share %” columns below excludes 425,850 unvested shares of Class A Common Stock held by Replay Sponsor, LLC, which are subject to vesting and forfeiture and will not be entitled to receive any dividends or other distributions, or to have any other economic rights until such shares are vested, and such shares will not be entitled to receive back dividends or other distributions or any other form of economic “catch-up” once they become vested.
The information in the “% of Total Voting Power” column below represents the voting power of the applicable beneficial owner’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock as a percentage of the total voting power of the Company’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock voting together as a single class. The information presented in the “% of Total Voting Power” column is based on the actual number of shares and Class A LLC Units outstanding as of March 18, 2026, without taking into consideration any shares or Class A LLC Units that may be issued after March 18, 2026. The information in the “% of Total Voting Power” column set forth below does take into account the voting power of the 425,850 unvested shares of Class A Common Stock. For so long as they remain unvested, such shares must be voted proportionately with all other shares of Class A Common Stock and Class B Common Stock (but not proportionately with the shares of Series A Preferred Stock) on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted).
Unless otherwise noted, the information below also excludes (i) shares of Class A Common Stock underlying the Company’s outstanding warrants, (ii) shares of Class A Common Stock underlying outstanding Earnout Rights, (iii) the shares reserved that may be issued pursuant to the Company’s equity awards, (iv) shares of Class A Common Stock issuable upon the exchange of Exchangeable Secured Notes, (v) shares of Class A Common Stock issuable upon the conversion of Convertible Notes, (vi) shares of Class A Common Stock issuable upon exchange of an equal number of Class A LLC Units and (vii) shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Class A Common Stock(1)(2)(3)	Class A Share %(1)(2)(3)	Class A LLC Units(2)	Shares of Series A Preferred Stock(3)	Series A Preferred Share %	% of Total Voting Power(4)
Five Percent Holders:
Bloom Retirement Holdings Inc.(5)	745,297	8.7%	909,864(6)	—	—	7.6%
Leon Cooperman(7)	1,286,068	15.0%	—	—	—	7.5%
Blue Owl Capital Holdings LP(8)	—	—	—	50,000	100.0%	4.9%(9)
Beach Point Capital Management LP(10)	789,399	9.2%	—	—	—	4.6%
Edmond Safra(11)	756,588	8.8%	—	—	—	4.4%
Named Executive Officers and Directors:
Brian L. Libman(12)(13)	2,350,873	24.1%	6,955,056	—	—	47.3%
Norma C. Corio(14)	31,150	*	—	—	—	*
Andrew Essex(14)	4,570	*	—	—	—	*
Cory S. Gardner(14)	4,570	*	—	—	—	*
Tyson A. Pratcher(14)	26,850	*	—	—	—	*
Lance N. West(14)	26,850	*	—	—	—	*
Graham A. Fleming(15)	346,580	4.0%	121,995	—	—	1.9%
Kristen N. Sieffert(16)	163,268	1.9%	53,487	—	—	*
Jeremy E. Prahm(17)	313,241	3.6%	45,875	—	—	1.3%
All Directors and Executive Officers as a Group (11 persons)	3,370,879	33.1%	7,176,413	—	—	50.7%

*	Represents less than 1%.
(1)
In accordance with the rules of the SEC, the information presented in the “Shares of Class A Common Stock” and “Class A Share %” columns includes shares of Class A Common Stock that would be issued and outstanding upon the vesting of RSUs scheduled to vest within 60 days of March 18, 2026.

(2)
Subject to the terms of the Exchange Agreement, the Class A LLC Units are exchangeable for shares of the Company’s Class A Common Stock on a one-for-one basis. Beneficial ownership of Class A LLC Units reflected in this table is not reflected as beneficial ownership of shares of the Company’s Class A Common Stock for which such Class A LLC Units may be exchanged.

(3)
Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of March 18, 2026, the conversion price is $35.00 per share of Series A Preferred Stock. Beneficial ownership of Series A Preferred Stock reflected in this table is not reflected as beneficial ownership of shares of the Company’s Class A Common Stock into which such Series A Preferred Stock may be converted.

(4)
Represents the voting power of the applicable beneficial owner’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock as a percentage of the total voting power of the Company’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock voting together as a single class. The information presented in the “% of Total Voting Power” column is based on the actual number of shares and Class A LLC Units outstanding as of March 18, 2026, without taking into consideration any shares or Class A LLC Units that may be issued after March 18, 2026 due to the vesting of RSUs, the issuance of Indemnity Holdback Units or otherwise. As of March 18, 2026, there are 425,850 unvested shares of Class A Common Stock outstanding, which are voted proportionately with all other shares of Class A Common Stock and Class B Common Stock (but not proportionately with the shares of Series A Preferred Stock). For purposes of calculating the values set forth in the “% of Total Voting Power” column, the voting power of such 425,850 unvested shares of Class A Common Stock is allocated proportionally to the shares of Common Stock that were vested as of March 18, 2026. Shares of Class B Common Stock have no economic rights but provide each holder of at least one such share (regardless of the number of shares so held) to a number of votes that is equal to the aggregate number of Class A LLC Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock.

(5)	The business address for Bloom Retirement Holdings Inc. is 895 Dove Street, Suite 300, Newport Beach, CA 92660.
(6)
Includes 357,113 Class A LLC Units issuable to AAG/Bloom under the AAG Purchase Agreements on March 31, 2026, as described in further detail under “Transactions with Related Persons—American Advisors Group Transaction.”

(7)
Reflects 5,575 shares held directly by Mr. Cooperman; 1,267,718 shares held in the account of Omega Capital Partners, L.P., a private investment entity over which Mr. Cooperman has investment discretion, with respect to which Mr. Cooperman disclaims beneficial ownership except to the extent of his pecuniary interest therein; 12,350 shares held in the UTMA account of Asher Silvin Cooperman, Mr. Cooperman’s minor grandchild, over which Mr. Cooperman maintains investment discretion, with respect to which Mr. Cooperman disclaims beneficial ownership; 350 shares held in the individual retirement account of Mr. Cooperman, with respect to which Mr. Cooperman disclaims beneficial ownership; 45 shares held in the individual retirement account of Michael Cooperman, Mr. Cooperman’s adult child, over which Mr. Cooperman maintains investment discretion, with respect to which Mr. Cooperman disclaims beneficial ownership; and 30 shares held in the individual retirement account of Toby Cooperman, Mr. Cooperman’s spouse, over which Mr. Cooperman maintains investment discretion, with respect to which Mr. Cooperman disclaims beneficial ownership. The business address for Mr. Cooperman is St. Andrew’s Country Club, 7118 Melrose Castle Lane, Boca Raton, FL 33496. Information in this note is based on a Form 4 filed by Mr. Cooperman on March 16, 2026 and a Form 4 filed by Mr. Cooperman on September 2, 2025.
(8)
The business address for Blue Owl Capital Holdings LP is 399 Park Avenue, New York, NY 10022. Information in this note is based on a Schedule 13G filed by Blue Owl Capital Holdings LP on February 12, 2026.

(9)
The total voting power of the Series A Preferred Stock beneficially owned by Blue Owl Capital Holdings LP is limited to 4.9%, as described in further detail under “Transactions with Related Persons—Series A Preferred Stock.”

(10)
Reflects 789,399 shares held by certain clients of Beach Point Capital Management LP and Beach Point GP LLC. Beach Point Capital Management LP is an investment adviser under Section 203 of the Investment Advisers Act of 1940 and furnishes advice to such clients. Beach Point Capital Management LP disclaims beneficial ownership of such shares. Beach Point GP LLC is the sole general partner of Beach Point Capital Management LP and also disclaims beneficial ownership of such shares. The business address for Beach Point Capital Management LP and Beach Point GP LLC is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000n, Santa Monica, CA 90404. The information in this note is based on a Schedule 13G filed by Beach Point Capital Management LP on February 13, 2026.

(11)
Reflects 395,188 shares held directly by EMS Opportunity Ltd and indirectly by Mr. Safra as the sole shareholder of EMS Capital Holding Inc., which is the general partner of EMS Capital LP, the investment manager of EMS Opportunity Ltd. The address for EMS Opportunity Ltd. is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153. Also reflects 361,400 shares held by Replay Sponsor, LLC. Edmond M. Safra and Gregorio Werthein serve as managers of Replay Sponsor, LLC. Excludes 425,850 unvested shares of Class A Common Stock issued in the name of Replay Sponsor, LLC that are subject to vesting or forfeiture. The address for Replay Sponsor, LLC is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153. Information in this note is based on a Form 4 filed by Mr. Safra on September 30, 2022 and accounts for adjustments for the Company’s 10:1 reverse stock split effective on July 25, 2024.

(12)
Pursuant to the Stockholders Agreement, the BL Investors have certain board nomination and other rights as described in “Transactions with Related Persons—Exchange Agreement.” The BL Investors agreed to vote the respective shares of the Company’s common stock beneficially owned by them in favor of the individuals nominated as the Company’s directors in accordance with the terms of the Stockholders Agreement.

(13)
Reflects 1,141,903 shares of Class A Common Stock and 6,955,056 Class A LLC Units based on the Schedule 13D/A filed by Brian L. Libman and Libman Family Holdings, LLC on March 3, 2026. Also reflects 1,204,400 shares of Class A Common Stock that may be obtained upon the exchange of Exchangeable Secured Notes held by Libman Family Holdings, LLC, based on the Schedule 13D/A filed by Brian L. Libman and Libman Family Holdings, LLC on March 3, 2026. Also reflects an additional 4,570 RSUs scheduled to vest into shares of Class A Common Stock on the earlier of (i) May 19, 2026 or (ii) the date of the 2026 Annual Meeting of Stockholders, based on the Form 4 filed by Brian L. Libman on May 21, 2025.

Pursuant to the limited liability company agreement of Libman Family Holdings, LLC (“LFH”), LFH is managed by a board of managers consisting of Brian L. Libman, as the sole manager. LFH is owned, in equal parts, by Libman-Alpha Holdings, LLC (“Alpha”), Libman-Eta Holdings, LLC (“Eta”) and Libman-Kappa Holdings, LLC (“Kappa”). Each of Alpha, Eta and Kappa are owned by Brian L. Libman, Sharon Libman, Libman 2004 Trust (the “04 Trust”) and Libman Family Generational Trust (the “Generational Trust”). The Trustee of each of the 04 Trust and the Generational Trust is Sonia McKinney.
(14)
In each case, reflects shares of Class A Common Stock and 4,570 RSUs scheduled to vest into shares of Class A Common Stock on the earlier of (i) May 19, 2026 or (ii) the date of the 2026 Annual Meeting of Stockholders.

(15)
Reflects 204,633 shares of Class A Common Stock held directly by Mr. Fleming, 2,000 shares of Class A Common Stock held through a trust, 139,947 RSUs held directly by Mr. Fleming that are scheduled to vest into shares of Class A Common Stock on April 1, 2026 and 121,995 Class A LLC Units held through a wholly-owned corporation.

(16)
Reflects 78,799 shares of Class A Common Stock held directly by Ms. Sieffert, 84,469 RSUs held directly by Ms. Sieffert that are scheduled to vest into shares of Class A Common Stock on April 1, 2026 and 53,487 Class A LLC Units held through a wholly-owned corporation.

(17)
Reflects 173,294 shares of Class A Common Stock held directly by Mr. Prahm, 139,947 RSUs held directly by Mr. Prahm that are scheduled to vest into shares of Class A Common Stock on April 1, 2026 and 45,875 Class A LLC Units held through a wholly-owned corporation.

Delinquent Section 16(a) Reports
As reported on one Form 3 and two Form 4s filed by Leon Cooperman on September 2, 2025, Mr. Cooperman, as a beneficial owner of more than ten percent of the Class A Common Stock of the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2024 and 2025. A total of 38 transactions occurring between August 27, 2024 and August 5, 2025 were not reported on a timely basis. Mr. Cooperman reported such transactions on two Form 4s filed on September 2, 2025 in order to bring Mr. Cooperman’s ownership reports current. In such filings, Mr. Cooperman acknowledged the late filings and stated that he was undertaking to make all future filings on a timely basis.

TRANSACTIONS WITH RELATED PERSONS
Repurchase of Equity Owned by Blackstone Investors
On August 4, 2025, the Company and FOA Equity entered into a repurchase agreement (the “Repurchase Agreement”) with the Blackstone Investors, which were deemed related persons of the Company. Pursuant to the Repurchase Agreement, the Company was to purchase (the “Repurchase”) all of the Blackstone Investors’ shares of Class A Common Stock, Class B Common Stock, Class A LLC Units and Earnout Rights (collectively, the “Sold Equity”). Each share of Class A Common Stock and each Class A LLC Unit was to be purchased for $10.00 per share or Class A LLC Unit, and the shares of Class B Common Stock and Earnout Rights were to be purchased for no additional consideration, for total consideration of $80,298,170.
On November 13, 2025, the Company and FOA Equity entered into an amended and restated version of the Repurchase Agreement with the Blackstone Investors (the “Amended and Restated Repurchase Agreement”). Pursuant to the Amended and Restated Repurchase Agreement, the consummation of the Repurchase was expected to occur across two closings, referred to as the “First Closing” and the “Second Closing” (each, a “Closing”). The First Closing occurred on December 4, 2025, when the Company repurchased $40.1 million of the Sold Equity, or 1,596,142 shares of Class A Common Stock and 2,418,767 Class A LLC Units, in accordance with the Amended and Restated Repurchase Agreement. The Second Closing occurred on February 27, 2026, when the Company repurchased the remaining Sold Equity not repurchased at the First Closing (the “Second Closing Sold Equity”). Each share of Class A Common Stock and each Class A LLC Unit was purchased at the Second Closing for $10.00 per share or Class A LLC Unit, and the shares of Class B Common Stock and Earnout Rights were purchased for no additional consideration, as was contemplated in the Repurchase Agreement. However, such price for the Class A Common Stock and the Class A LLC Units was, for the Second Closing Sold Equity, increased by a fixed per annum rate equal to 15.00% accruing monthly. Each Closing was subject to customary conditions and the First Closing was subject to the receipt of a customary opinion.
Upon the completion of the Second Closing, the Blackstone Investors were no longer considered related persons of the Company. However, because the Blackstone Investors were considered related persons of the Company throughout 2024 and 2025, transactions with the Blackstone Investors and other entities affiliated with Blackstone in 2024 and 2025 are included in this “Transactions with Related Persons” section.
Stockholders Agreement
Concurrently with the closing of the Business Combination, the Company entered into the Stockholders Agreement with the Blackstone Investors and the BL Investors (referred to collectively in this section as the “Principal Stockholders”). Unless earlier terminated by agreement of the Principal Stockholders and the board of directors, the Stockholders Agreement terminates as to each Principal Stockholder at such time as such Principal Stockholder and its affiliates collectively hold less than 5% of the outstanding shares of Class A Common Stock, assuming a full exchange of all Class A LLC Units for the publicly traded Class A Common Stock. As a result, on February 27, 2026, upon the completion of the Second Closing under the Amended and Restated Repurchase Agreement described above under “—Repurchase of Equity Owned by Blackstone Investors,” the Blackstone Investors were no longer considered Principal Stockholders and the Stockholders Agreement was terminated as to the Blackstone Investors. However, the Stockholders Agreement was effective with respect to the Blackstone Investors (in addition to the BL Investors) throughout 2024 and 2025.
Pursuant to the Stockholders Agreement, each of the Principal Stockholders are entitled to nominate a certain number of directors to the board of directors, based on each such holder’s ownership of the voting securities of the Company. The nomination rights of each Principal Stockholder are substantially identical and subject to the same terms, conditions and requirements. The number of directors that each of the Principal Stockholders will separately be entitled to designate to the board of directors increases and/or decreases on a sliding scale such that, for example, if the applicable Principal Stockholders hold more than 40% of the outstanding shares of Class A Common Stock, assuming a full exchange of all Class A LLC Units for the publicly traded Class A Common Stock, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 40% of the members of the board of directors; if the applicable Principal Stockholders hold between 30% and 40% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 30% of the members of the board of directors; if the applicable Principal Stockholders hold between 20% and 30% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 20% of the members of the board of directors; and if the applicable Principal Stockholders hold between 5% and 20% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 10% of the members of the board of directors.
The Stockholders Agreement also provides each Principal Stockholder with basic information and management rights, as well as detailed venture capital operating company covenants. In addition, the Stockholders Agreement permits the Principal Stockholders to assign their rights and obligations under the agreement, in whole or in part, without the Company’s prior written consent. Furthermore, the Stockholders Agreement also requires the Company to cooperate with the Principal Stockholders in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third party investors) of any or all of the Class A LLC Units held by the Principal Stockholders, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.
In addition, prior to the closing of the Business Combination, the Principal Stockholders entered into a letter agreement pursuant to which the Principal Stockholders agreed, among other things, to permit the Blackstone Investors to have priority over the BL Investors with respect to certain sales notwithstanding the terms of the Stockholders Agreement or the Registration Rights Agreement. Such letter agreement providing priority to the Blackstone Investors over the BL Investors ceased to be effective on February 27, 2026 upon the completion of the Second Closing.
Exchange Agreement
Concurrently with the closing of the Business Combination, the Company, FOA Equity and the Sellers (as defined in the Transaction Agreement) entered into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement sets forth the terms and conditions upon which holders of Class A LLC Units may exchange their Class A LLC Units for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each holder of Class A LLC Units (other than the Company and its subsidiaries), including certain of our executive officers that may hold Class A LLC Units, and certain permitted transferees thereof, may on a quarterly basis (subject to the terms of the Exchange Agreement) exchange their Class A LLC Units for shares of Class A Common Stock. In addition, subject to certain requirements, the BL Investors are and the Blackstone Investors were (prior to the Second Closing under the Amended and Restated Repurchase Agreement) generally permitted to exchange Class A LLC Units for shares of Class A Common Stock provided that the number of Class A LLC Units surrendered in such exchanges during any 30-calendar day period represents, in the aggregate, greater than 2% of total interests in partnership capital or profits. The Company may impose restrictions on exchange that it determines to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges Class A LLC Units for shares of Class A Common Stock, the voting power afforded to such holder of Class A LLC Units by their shares of Class B Common Stock is automatically and correspondingly reduced and the number of Class A LLC Units held by the Company is correspondingly increased as it acquires the exchanged Class A LLC Units. For example, if a holder of Class B Common Stock holds 1,000 Class A LLC Units as of the record date for determining stockholders of the Company that are entitled to vote on a particular matter, such holder will be entitled by virtue of such holder’s Class B Common Stock to 1,000 votes on such matter. If, however, such holder were to hold 500 Class A LLC Units as of the relevant record date, such holder would be entitled by virtue of such holder’s Class B Common Stock to 500 votes on such matter.
Registration Rights Agreement
Concurrently with the closing of the Business Combination, the Company and the Principal Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). On February 27, 2026, upon the completion of the Second Closing under the Amended and Restated Repurchase Agreement described above under “—Repurchase of Equity Owned by Blackstone Investors,” the Blackstone Investors were no longer considered Principal Stockholders and the Registration Rights Agreement was terminated as to the Blackstone Investors. However, the Registration Rights Agreement was effective with respect to the Blackstone Investors (in addition to the BL Investors) throughout 2024 and 2025.
Pursuant to the Registration Rights Agreement, upon the demand of any Principal Stockholder, the Company will be required to facilitate a non-shelf registered offering of the Company’s shares requested by such Principal Stockholder to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include Company shares to be sold by the Company for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, Principal Stockholders will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.
In addition, the Registration Rights Agreement entitles the Principal Stockholders to demand and be included in a shelf registration when the Company is eligible to sell its Company shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act. Within 45 days (in the case of a shelf registration on Form S-1) or 30 days (in the case of a shelf registration on Form S-3) after receipt of a demand for such registration, the Company will be required to use its reasonable best efforts to file a registration statement relating to such demand. Moreover, upon the demand of a Principal Stockholder, the Company will be required to facilitate in the manner described in the Registration Rights Agreement a “takedown” off of an effective shelf registration statement of registrable shares requested by such Principal Stockholder.
The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933.
American Advisors Group Transaction
On March 31, 2023, through Finance of America Reverse LLC (“FAR”), an indirect subsidiary of the Company, the Company acquired a majority of the assets and certain of the liabilities of American Advisors Group, a California corporation (“AAG/Bloom,” NKA Bloom Retirement Holdings Inc.), including, among other things, AAG/Bloom’s retail loan originations platform, certain residential reverse mortgage loans and the right to service certain mortgage loans originated pursuant to the Federal Housing Administration’s Home Equity Conversion Mortgage program, pursuant to (i) an Asset Purchase Agreement, dated as of December 6, 2022, by and between the Company, FOA Equity, FAR, AAG/Bloom and, for the limited purposes described therein, Reza Jahangiri, an individual residing in the State of California (the “AAG Principal”), (ii) a Servicing Rights Purchase and Sale Agreement, dated as of December 6, 2022, by and between FAR and AAG/Bloom and (iii) a Loan Sale Agreement, dated as of December 6, 2022, by and between FAR and AAG/Bloom (the foregoing agreements, as amended by the Amendment Agreement, dated as of March 31, 2023, by and among FOA Equity, FAR, AAG/Bloom and AAG Principal, the “AAG Agreements” and such acquisition, the “AAG Transaction”).
Pursuant to the AAG Agreements, in consideration for the assets acquired thereunder, on March 31, 2023, (i) FAR paid to AAG/Bloom $5.5 million in cash less cash on hand and issued to AAG/Bloom a promissory note with an aggregate principal amount of $4.5 million (which was paid in July 2023 in accordance with its terms), (ii) FAR paid off, retired or assumed specified liabilities, (iii) the Company issued to AAG/Bloom one share of Class B Common Stock and (iv) FOA Equity issued to AAG/Bloom 1,969,299 Class A LLC Units (accounting for adjustment for the Company’s 10:1 reverse stock split effective on July 25, 2024). The AAG Agreements provide that FOA Equity may issue to AAG/Bloom up to 1,420,067 additional Class A LLC Units (the “Additional Class A LLC Units”) (accounting for adjustment for the Company’s 10:1 reverse stock split effective on July 25, 2024) upon the occurrence of certain events, subject to reduction based upon certain offset rights.
As of December 31, 2024, 705,841 of the Additional Class A LLC Units had been issued to AAG/Bloom. The remaining 714,226 Additional Class A LLC Units represent indemnity holdback units (the “Indemnity Holdback Units”). The Indemnity Holdback Units are issuable to AAG/Bloom in certain increments on the second and third anniversary of the closing date of the AAG Transactions and, until such time, are subject to offset in the event of a claim for indemnification by the Company pursuant to the terms of the AAG Agreements (“Buyer Indemnification Claims”). As of December 31, 2024, the Indemnity Holdback Units had been reduced by 14,288 FOA Units to offset the Company’s losses incurred in connection with certain Buyer Indemnification Claims. On March 31, 2025, accounting for reductions to offset the Company’s losses incurred in connection with certain Buyer Indemnification Claims, 102,611 Indemnity Holdback Units were issued to AAG/Bloom. As of December 31, 2025 and as of the Record Date, accounting for further reductions to offset the Company’s losses incurred in connection with certain Buyer Indemnification Claims, 357,113 Indemnity Holdback Units remained issuable to AAG/Bloom on the third anniversary of the closing date of the AAG Transactions.

In connection with the AAG Transaction, the Company and FOA Equity entered into an Equity Matters Agreement (the “Equity Matters Agreement”) with AAG/Bloom pursuant to which, among other things, AAG/Bloom joined and became a party to (i) the A&R LLC Agreement (as defined and described below), as a “Member” thereunder, (ii) the Exchange Agreement, as an “LLC Unitholder” thereunder and (iii) the Registration Rights Agreement, as an “Other Holder” thereunder. Pursuant to the Exchange Agreement, AAG/Bloom is permitted to exchange its Class A LLC Units for shares of Company Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The Equity Matters Agreement also provides AAG/Bloom with demand rights under the Registration Rights Agreement and in accordance with the foregoing, AAG/Bloom requested a registration statement from the Company and the Company timely filed a related registration statement registering the shares payable to AAG/Bloom.
Tax Receivable Agreements
Concurrently with the closing of the Business Combination, the Company entered into a Tax Receivable Agreement with certain funds affiliated with Blackstone (the “Blackstone Tax Receivable Agreement”) and a Tax Receivable Agreement with certain other members of FOA Equity, including certain of our executive officers (the “FOA Tax Receivable Agreement,” and collectively with the Blackstone Tax Receivable Agreement, the “Tax Receivable Agreements”). The following is a description of the Tax Receivable Agreements as they were in effect throughout 2024 and 2025. However, on February 27, 2026, upon the completion of the Second Closing under the Amended and Restated Repurchase Agreement described above under “—Repurchase of Equity Owned by Blackstone Investors,” the Blackstone Tax Receivable Agreement was terminated.
The Tax Receivable Agreements generally provide for the payment by the Company to certain owners of FOA Equity prior to the Business Combination (the “TRA Parties”) of 85% of the cash tax benefits, if any, that the Company is deemed to realize (calculated using certain simplifying assumptions) as a result of (i) tax basis adjustments as a result of sales and exchanges of units in connection with or following the Business Combination and certain distributions with respect to units, (ii) the Company’s utilization of certain tax attributes attributable to Blocker or the Blocker Shareholders (as defined in the Tax Receivable Agreements), and certain other tax benefits related to entering into the Tax Receivable Agreements, including tax benefits attributable to making payments under the Tax Receivable Agreements. These tax basis adjustments generated over time may increase (for tax purposes) the depreciation and amortization deductions available to the Company and, therefore, may reduce the amount of U.S. federal, state and local tax that the Company would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of that tax basis, and a court could sustain such challenge. The tax basis adjustments upon sales or exchanges of units for shares of Class A Common Stock and certain distributions with respect to units may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by the Company may differ from tax benefits calculated under the Tax Receivable Agreements as a result of the use of certain assumptions in the Tax Receivable Agreements, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreements is an obligation of the Company and not of FOA Equity. The Company will generally retain the benefit of the remaining 15% of these cash tax benefits.
For purposes of the Tax Receivable Agreements, the cash tax benefits will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no tax basis adjustments of the assets of FOA Equity as a result of sales or exchanges or certain distributions with respect to the units, no utilization of certain tax attributes attributable to the Blocker or the Blocker Shareholders, and had the Company not entered into the Tax Receivable Agreements. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the Tax Receivable Agreements will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreements early, certain changes of control occur, or the Company breaches any of its material obligations under any Tax Receivable Agreement, in which case all obligations generally will be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreements (as described below).

Estimating the amount of payments that may be made under the Tax Receivable Agreements is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors, including:
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the timing of sales or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of FOA Equity at the time of each sale or exchange;

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the price of shares of the Company’s Class A Common Stock at the time of the sale or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets of FOA, is directly proportional to the price of shares of Class A Common Stock at the time of each sale or exchange;

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the extent to which such sales or exchanges do not result in a basis adjustment—if a sale or an exchange does not result in an increase to the existing basis, increased deductions will not be available;

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the amount of tax attributes—the amount of applicable tax attributes attributable to the Blocker or the Blocker Shareholders will impact the amount and timing of payments under the Tax Receivable Agreements;

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changes in tax rates—payments under the Tax Receivable Agreements will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted- average state and local income tax rate based on apportionment factors for the applicable period, so changes in tax rates will impact the magnitude of cash tax benefits covered by the Tax Receivable Agreements and the amount of payments under the Tax Receivable Agreements; and

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the amount and timing of our income—the Company is obligated to pay 85% of the cash tax benefits under the Tax Receivable Agreements as and when realized. If the Company does not have taxable income, the Company is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreements for a taxable year in which it does not have taxable income because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the Tax Receivable Agreements.

As a result of the size of the anticipated tax basis adjustment of the tangible and intangible assets of FOA Equity and the Company’s possible utilization of certain tax attributes, the payments that the Company may make under the Tax Receivable Agreements are expected to be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreements exceed the actual cash tax savings that the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreements and/or distributions to the Company by FOA Equity are not sufficient to permit the Company to make payments under the Tax Receivable Agreements after it has paid taxes. Late payments under the Tax Receivable Agreements generally will accrue interest at an uncapped rate equal to SOFR plus 500 basis points. The payments under the Tax Receivable Agreements are not conditioned upon continued ownership of the Company or FOA Equity by the Continuing Unitholders.
If the Company exercises its right to terminate the Tax Receivable Agreements or in the case of a change in control of the Company or a material breach of the Company’s obligations under any Tax Receivable Agreement, all obligations under the Tax Receivable Agreements will be accelerated and the Company will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreements, which payment would be based on certain assumptions, including an assumption that any Class A LLC Units that have not been exchanged are deemed exchanged for the market value of Class A Common Stock at the time of the termination or the change of control and an assumption the Company would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreements. As a result of the foregoing, (i) the Company could be required to make cash payments to the TRA Parties that are greater than the specified percentage of the actual benefits the Company ultimately realizes in respect of the tax benefits that are subject to the Tax Receivable Agreements, and (ii) the Company would be required to make a cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreements, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, the Company’s obligations under the Tax Receivable Agreements could have a substantial negative impact on its liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. The Company accounts for obligations under the Tax Receivable Agreements arising from exchanges in connection with the Business Combination at fair value and records obligations under the Tax Receivable Agreements resulting from exchanges subsequent to the Business Combination, as they occur, at the gross undiscounted amount of the expected future payments as an increase to the liability along with the deferred tax asset and valuation allowance (if any) with an offset to additional paid-in capital. If the Company determines that it is no longer probable that a related contingent payment will be required based on expected future cash flows, a reversal of the liability is recorded through earnings.
Decisions made by certain of the TRA Parties in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreements. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreements and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a TRA Party’s tax liability without giving rise to any rights of a TRA Party to receive payments under the Tax Receivable Agreements.
Payments under the Tax Receivable Agreements will be based on the tax reporting positions that we will determine. The Company will not be reimbursed for any cash payments previously made to the TRA Parties pursuant to the Tax Receivable Agreements if any tax benefits initially claimed by the Company are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by the Company to a TRA Party will be netted against any future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreements. As a result, it is possible that the Company could make cash payments under the Tax Receivable Agreements that are substantially greater than its actual cash tax savings.
FOA Equity Limited Liability Company Agreement
Concurrently with the closing of the Business Combination, FOA Equity adopted an Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”). In connection with the adoption of the A&R LLC Agreement, all equity interests of FOA Equity as of immediately prior to the closing of the Business Combination were reclassified into a single class of unitized equity interests designated as Class A LLC Units. The A&R LLC Agreement was subsequently amended on November 12, 2025 to provide for the Class B LLC Units in connection with the grant of Incentive Units as described under the heading “2025 Executive Compensation—Narrative Disclosure to Summary Compensation Table—2025 Named Executive Officer Compensation—Incentive Units” herein. On December 12, 2025, FOA Equity adopted a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”) to provide for Series A Preferred Units of FOA Equity (“Series A Preferred Units”) that correspond to the Series A Preferred Stock.
Pursuant to the Second A&R LLC Agreement, the Company has the sole right to appoint all of the managers of FOA Equity. Subject to the provisions of the certificate of designations with respect to the Series A Preferred Units, the board of managers has the right to determine when distributions will be made with respect to the units of any class or series of equity interests to the members who hold units of such class or series. If the board of managers authorizes a distribution, such distribution will be made pro rata in accordance with the percentages of the applicable members’ respective units of the applicable class or series of equity interests; provided that, with respect to any distribution made from the proceeds of a sale of substantially all of FOA Equity’s assets, the Class B LLC Units will, subject to the provisions of the certificate of designations with respect to the Series A Preferred Units, share in such distribution with the Class A LLC Units, pari passu, subject to limitations set forth in the Second A&R LLC Agreement. The Second A&R LLC Agreement provides for tax distributions to the holders of Class A LLC Units if the board of managers determines that a holder, by reason of holding Class A LLC Units, incurs an income tax liability. These tax distributions are computed based on the board of managers’ estimate of the net taxable income of FOA Equity multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual (or, if greater, a corporation) resident in California or New York, New York (whichever is higher), taking into account the deductibility of certain expenses and any limitations thereof and the character of FOA Equity’s income.
The Second A&R LLC Agreement also provides that substantially all expenses incurred by or attributable to the Company, but not including obligations incurred under the Tax Receivable Agreements by the Company, income tax expenses of the Company and payments on indebtedness incurred by the Company, will be borne by FOA Equity.

Senior Notes
On November 5, 2020, Finance of America Funding LLC (“FOAF”), a direct subsidiary of FOA Equity, issued $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2025 (the “2025 Unsecured Notes”). On October 31, 2024 (the “Issue Date”), FOAF completed an exchange with certain existing noteholders of the 2025 Unsecured Notes (the “Exchange Transaction”). Existing noteholders, representing 97.892% of the aggregate principal amount outstanding of the 2025 Unsecured Notes, exchanged their respective 2025 Unsecured Notes for (i) the issuance of (a) $195,783,947 of FOAF’s new 7.875% Senior Secured Notes due November 30, 2026 (the “Senior Secured Notes”), with FOAF’s option to extend until November 30, 2027, (b) $146,793,000 of FOAF’s new 10.000% Exchangeable Senior Secured Notes due November 30, 2029 (the “Exchangeable Secured Notes”) (collectively, the “Secured Notes”), and (ii) cash consideration of $856,555. Additional details about the Exchange Transaction are contained in our Current Report on Form 8-K, filed with the SEC on November 4, 2024.
The 2025 Unsecured Notes accrued interest at a rate of 7.875% per annum, payable semi-annually in arrears on May 15 and November 15. The 2025 Unsecured Notes that remained in place after the Exchange Transaction matured and were paid in full on November 15, 2025.
The Senior Secured Notes accrued interest at a rate of 7.875% per annum until the first anniversary of the Issue Date and accrue interest at a rate of 8.875% per annum from, but not including, the first anniversary of the Issue Date to November 30, 2026, the scheduled maturity date; provided that interest will not accrue on the scheduled maturity date if such maturity is not extended. Under the original terms of the Senior Secured Notes, FOAF was permitted to elect to extend the maturity date of the Senior Secured Notes to November 30, 2027. However, on October 21, 2025, the terms of the Senior Secured Notes were amended such that $60.0 million of the principal amount of the Senior Secured Notes will mature on the scheduled maturity date of November 30, 2026, with FOAF retaining the right to extend the maturity of the remainder of the outstanding principal amount of the Senior Secured Notes to the extended maturity date of November 30, 2027, in which case the Senior Secured Notes will bear interest at a rate of 9.875% per annum from, but not including, the scheduled maturity date until, but not including, the extended maturity date. FOAF pays interest semi-annually in arrears on May 30 and November 30 of each year. In accordance with the requirements of the Senior Secured Notes, FOAF partially prepaid a portion of the outstanding principal amount of the Senior Secured Notes on November 15, 2025 in an amount equal to $0.23 per $1.00 principal amount of Senior Secured Notes outstanding as of such date.
The Exchangeable Secured Notes accrue interest at a rate of 10.000% per annum and mature on November 30, 2029. FOAF pays interest semi-annually in arrears on May 30 and November 30 of each year. The Exchangeable Secured Notes are exchangeable into shares of the Company’s Class A Common Stock. The exchange rate (which is subject to adjustment) is initially 36.36364 shares of Class A Common Stock per $1,000 principal amount of Exchangeable Secured Notes, which is equivalent to an initial exchange price of $27.50 per share of Class A Common Stock. Holders of the Exchangeable Secured Notes have the right to exchange all or any portion of their Exchangeable Secured Notes at their option, at any time prior to the close of business on the second scheduled trading day immediately preceding November 30, 2029. However, certain limitations apply to the ability of a noteholder to exchange their Exchangeable Secured Notes. For example, a noteholder may not exchange their Exchangeable Secured Notes to the extent that doing so would cause such holder to be required to provide notice to or obtain consents, approvals or other authorizations, or an exemption from any such notice, consent, approval or other authorization, from any governmental entity overseeing the Company’s direct and indirect regulated mortgage activities (including the Government National Mortgage Association or the Federal National Mortgage Association), until the applicable notice, consent, approval or authorization has been provided or obtained.
The Secured Notes were secured (on a pari passu basis with each other) on a junior basis to the Amended Promissory Notes described below, subject to a junior lien intercreditor agreement, by a second priority lien in the Initial Collateral and Additional Collateral securing the Amended Promissory Notes described below. Upon the termination of the Amended Promissory Notes on August 4, 2025, the Secured Notes became secured on a pari passu basis, by a first priority lien in such Initial Collateral and the Additional Collateral described below and certain residual proceeds, equity interests and call rights related to securitizations of the mortgage servicing rights of FAR or any of its affiliates relating to home equity conversion mortgage loans pooled in home equity conversion mortgage-backed secured guaranteed by the Government National Mortgage Association.
In connection with the issuance of the Exchangeable Secured Notes, the Company, FOAF and U.S. Bank Trust Company, National Association, as trustee, entered into a registration rights agreement, dated as of October 31, 2024, pursuant to which the Company agreed to register the shares of Class A Common Stock deliverable upon exchange of the Exchangeable Secured Notes. In accordance with the foregoing, the Company timely filed a related registration statement registering the shares issuable upon the exchange of the Exchangeable Secured Notes.
Prior to the Exchange Transaction, Brian L. Libman and affiliated entities held 2025 Unsecured Notes with an aggregate principal balance of $77,284,000. In connection with the Exchange Transaction, Brian L. Libman and affiliated entities exchanged their 2025 Unsecured Notes for Secured Notes. As of December 31, 2024, Brian L. Libman and affiliated entities held Secured Notes with an aggregate principal balance of $77,283,285. The Company paid $6.7 million in interest expense to Brian L. Libman and affiliated entities for the year ended December 31, 2024 with respect to the 2025 Unsecured Notes and the Secured Notes. The Company also paid $193,210 in cash consideration to Brian L. Libman and affiliated entities in the calendar year ended December 31, 2024 in connection with their participation in the Exchange Transaction. As of December 31, 2025, Brian L. Libman and affiliated entities held Secured Notes with an aggregate principal balance of $67,125,959. The Company paid $6.8 million in interest expense to Brian L. Libman and affiliated entities for the year ended December 31, 2025 with respect to the Secured Notes.
As of December 31, 2025, funds for which Beach Point Capital Management LP acts as an investment advisor (collectively, the “Beach Point Funds”) held Secured Notes with an aggregate principal balance of $29,804,000. The Company paid $3.6 million in interest expense to the Beach Point Funds for the year ended December 31, 2025 with respect to the Secured Notes. The information in this paragraph is based on the best information available to the Company.
Working Capital Promissory Notes
In June 2019, FOA Equity (through its predecessor UFG) entered into two Revolving Working Capital Promissory Notes (the “Original Promissory Notes”) with certain entities affiliated with Blackstone and Brian L. Libman, respectively (such entities, the “Noteholders”). The Original Promissory Notes were structured with simultaneous draw and paydown terms and provided for revolving borrowings in an aggregate amount of up to $35.0 million. In 2022 and 2023, the Original Promissory Notes were amended to provide for aggregate commitments for revolving borrowings of up to $60.0 million, a maturity date of November 30, 2024 and an interest rate per annum of 10% increasing to 15% per annum, effective May 15, 2024. Further, the Original Promissory Notes were secured by tangible assets of FOA Equity, excluding pledges of equity interests, and certain Pledged Risk Retention Securities (as defined below) held by MM Risk Retention LLC, a wholly owned subsidiary of FAR (“MM Risk”). On January 30, 2024, the Original Promissory Notes were further amended (each such note as amended, an “Amended Promissory Note”) to provide for an aggregate amount of permitted borrowings of $85.0 million and a maturity date of May 25, 2025.
In connection with the Amended Promissory Notes, FOA Equity, the Guarantors (as defined below) and Blackstone, as administrative agent under the Amended Promissory Notes, entered into a new guarantee and security agreement for the benefit of the Noteholders to add the Guarantors as guarantors of the Amended Promissory Notes and pledge additional collateral to secure the obligations under the Amended Promissory Notes, as described herein. The Amended Promissory Notes were guaranteed by certain current and future wholly owned subsidiaries of FOA Equity, in each case, except for certain subsidiaries, including those subsidiaries which were not wholly owned subsidiaries, securitization subsidiaries, warehouse facility subsidiaries, foreign subsidiaries and other excluded subsidiaries. The guarantors under the Amended Promissory Notes as of the date of the amendment included FOAF, Finance of America Holdings LLC (“FAH”), a direct subsidiary of FOAF, Incenter LLC (“Incenter”), a direct subsidiary of FOAF, FAR, Finance of America Mortgage LLC (“FAM”), a direct subsidiary of FAH, and MM Risk (collectively, the “Guarantors”).
Each Amended Promissory Note was secured on a first-priority basis, subject to permitted liens, by substantially all of the unencumbered assets owned by FOA Equity and each of the Guarantors (except for FAR and FAM) (collectively, the “All Assets Collateral”). The All Assets Collateral included pledges of the equity interests of each Guarantor and the equity instruments required to be retained by MM Risk (presently and in the future) in connection with the issuance of proprietary reverse mortgage loan asset-backed securitizations (the “Pledged Risk Retention Securities”). Each Amended Promissory Note was also secured on a first-priority basis, subject to permitted liens, by pledges of the equity interests of the direct subsidiaries of FAR and FAM, subject to certain exceptions (together with the All Assets Collateral, the “Initial Collateral”). Pursuant to the terms of an amendment to the guarantee and security agreement entered into in connection with the Exchange Transaction described above, each Amended Promissory Note was also secured on a first priority basis in certain residual proceeds of FAR (the “Additional

Collateral”). The Guarantors were also required to transfer any unrestricted cash in excess of $90 million that the Guarantors held on an aggregate basis to an account subject to a springing control agreement with Blackstone, as the administrative agent.
On April 28, 2025, the maturity date of the Amended Promissory Notes was extended to August 1, 2025, and on August 1, 2025, the maturity date of the Amended Promissory Notes was extended to August 5, 2025. On August 4, 2025, the Amended Promissory Notes were repaid in full and terminated in accordance with their terms. The Company paid $11.7 million in interest expense to the Noteholders for the year ended December 31, 2024 and $8.5 million in interest expense to the Noteholders for the year ended December 31, 2025.
LFH Promissory Note
On August 4, 2025, FAR entered into an unsecured revolving working capital promissory note with an entity affiliated with Brian L. Libman (the “LFH Promissory Note”), which provides for an uncommitted revolving facility of up to $20.0 million. The LFH Promissory Note accrues interest monthly at a rate of 10% per annum and matures on August 4, 2026. FAR paid $0.4 million in interest expense with respect to the LFH Promissory Note for the year ended December 31, 2025.
Convertible Notes
On August 4, 2025, the Company entered into convertible note purchase agreements providing for the purchase of an aggregate of $40 million of a new series of unsecured convertible promissory notes (the “Convertible Notes”). Omega Capital Partners, L.P., a private investment entity over which Leon Cooperman has investment discretion, purchased Convertible Notes with an aggregate principal amount of $15 million. The Convertible Notes, funded and issued on August 4, 2025, mature on August 4, 2028, have a 0% coupon rate, and are convertible, in whole or in part, at the option of the Company or the holder into shares of Class A Common Stock at $18.00 per share for the first year following the issuance date or $19.00 per share starting one year from the issuance date, in each case, subject to customary adjustments. However, certain limitations apply to the ability of a noteholder to convert their Convertible Notes. For example, a noteholder may not convert their Convertible Notes to the extent that doing so would cause such holder to be required to provide notice to or obtain consents, approvals or other authorizations, or an exemption from any such notice, consent, approval or other authorization, from any governmental entity overseeing the Company’s direct and indirect regulated mortgage activities (including the Government National Mortgage Association or the Federal National Mortgage Association), until the applicable notice, consent, approval or authorization has been provided or obtained. Further, a noteholder may not convert their Convertible Notes to the extent that doing so would cause such holder, together with its affiliates, and any other persons acting as a group (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder), to exceed specified beneficial ownership thresholds. If neither the Company nor the holder elects to convert the Convertible Notes into shares of Class A Common Stock, the $40 million will be payable on the maturity date.
Series A Preferred Stock
On December 11, 2025, the Company entered into an Investment Agreement (the “Investment Agreement”) with certain investment funds managed by Blue Owl Alternative Credit Advisors LLC, an indirect subsidiary of Blue Owl Capital Holdings LP (collectively referred to herein as “Blue Owl”), relating to the issuance and sale to such funds of an aggregate of 50,000 shares of the Company’s Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price $50.0 million (the “Issuance”). The closing of the Issuance occurred on December 15, 2025 and at that time Blue Owl became a related person of the Company.
The Series A Preferred Stock ranks senior to the Company’s Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. In the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) certain “change of control” transactions or (iii) upon the occurrence of certain “events of default,” the Company may not make or set aside any distribution or payment out of the assets of the Company in respect of Common Stock or other equity securities ranking junior in right of payment to the Series A Preferred Stock unless and until holders have received an amount per share of Series A Preferred Stock equal to $1,000, plus any accrued and unpaid dividends (subject to a make-whole amount per share reflecting a minimum return of 1.5x) or, if greater, the value of such share of Series A Preferred Stock on an as-converted basis (the “Liquidation Preference”), in each case, as set forth in the Certificate of Designations designating the Series A Preferred Stock

(the “Certificate of Designations”). In addition, in the event of (x) the completion of certain change of control transactions approved by the Board and (y) subject to certain limitations as set forth in the Certificate of Designations, Restricted Junior Stock Payments (as defined in the Certificate of Designations), the Company will redeem all of the Series A Preferred Stock for a per-share amount in cash equal to the Liquidation Preference.
The holders of the Series A Preferred Stock are entitled to a dividend, payable in cash quarterly in arrears, as set forth in the Certificate of Designations, at an initial annual rate of 9.0%, which rate increases to 12.0% on the seventh anniversary of the date of the Issuance, and by 1.0% on each anniversary of the Issuance thereafter until reaching a maximum annual rate of 16.0%. The Company paid a dividend equal to $0.2 million to Blue Owl as holder of the Series A Preferred Stock on December 31, 2025.
Shares of the Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations as set forth in the Certificate of Designations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. The initial conversion price is $35.00 per share of Series A Preferred Stock, subject to certain anti-dilution adjustments and adjustments for Delayed Redemption Elections (as defined below). On each of the seventh, eighth and tenth anniversaries of the Issuance, the conversion price then in effect will be reduced by 15%.
Under the Certificate of Designations, the holders of shares of the Series A Preferred Stock will be entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that Blue Owl will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock by virtue of its ownership of Series A Preferred Stock. The holders of shares of the Series A Preferred Stock are entitled to vote as a separate class with respect to, among other things, certain amendments to the Company’s organizational documents that have a materially adverse and disproportionate effect on the Series A Preferred Stock, any entry by the Company or its subsidiaries into a transaction or agreement with any “Related Person” as defined under Item 404(a) of Regulation S-K except in compliance with the Company’s Policy Regarding Transactions with Related Persons, and any entry by the Company or its subsidiaries into a transaction or agreement that would, in any material respect, violate the terms of or result in a breach of the Company’s obligations under the Certificate of Designations and the Investment Agreement.
At any time on or following the fourth anniversary of the Issuance, the Company may redeem all of the Series A Preferred Stock for a per-share amount in cash equal to the sum of (i) $1,000 plus (ii) any accrued and unpaid dividends. Holders representing a majority of the Series A Preferred Stock may elect to extend (a “Delayed Redemption Election”) the applicable expiration of the non-call period for one year up to three times, provided that the non-call period cannot be extended past the seventh anniversary of the Issuance. In the event of such a valid Delayed Redemption Election, the applicable conversion price will be increased as set forth in the Certificate of Designations.
If any shares of Series A Preferred Stock remain outstanding as of the seventh year anniversary of the Issuance, Blue Owl will have the right to designate an individual to serve on the Board, or in Blue Owl’s discretion, a non-voting Board observer.
Pursuant to the terms of a registration rights agreement, the Company agreed to file a resale registration statement with respect to shares of the Series A Preferred Stock and the shares of the Class A Common Stock issued upon any future conversion and to provide Blue Owl with customary piggyback registration rights with respect to underwritten offerings initiated by the Company. In accordance with the foregoing, the Company timely filed a related registration statement registering the shares of the Series A Preferred Stock and the shares of the Class A Common Stock issued upon any future conversion.
Blue Owl Financing Facility
On June 21, 2024, FAR, a special purpose entity wholly owned by FAR, and an entity affiliated with Blue Owl, entered into a Master Repurchase Agreement (as amended, the “Master Repurchase Agreement”), a Pricing Side Letter (as amended, the “Pricing Side Letter”) and related facility documents, providing for a credit facility pursuant to which FAR finances originated loans from time to time (such facility, the “Blue Owl Financing Facility”). The Blue Owl Financing Facility has an adjustable interest rate equal to the Secured Overnight Financing Rate plus an applicable margin. FAR paid $5.3 million in interest expense to Blue Owl with respect to the Blue Owl Financing Facility for the year ended December 31, 2025. The Blue Owl Financing Facility is scheduled to mature in June 2026.

Loan and Participation Interest Sales
On July 25, 2025, FAR and an entity affiliated with Blue Owl entered into a Forward Flow Agreement (the “Forward Flow Agreement”) pursuant to which Blue Owl committed to purchase $600 million of second lien reverse mortgage loans from FAR. From time to time in 2025, FAR sold second lien reverse mortgage loans (on a servicing-retained basis) to entities affiliated with Blue Owl with an aggregate principal balance of $203.2 million (measured as of the applicable sale cut-off date). FAR has entered into servicing agreements with such entities pursuant to which FAR provides ongoing servicing of the sold assets subsequent to the sale date.
On December 11, 2025, FAR and an entity affiliated with Blue Owl entered into a commitment letter (the “Commitment Letter”), pursuant to which FAR agreed to sell and Blue Owl agreed to purchase, on a commercially reasonable basis, up to $2.5 billion of loans from FAR. The Commitment Letter also included a joint innovation and product-development initiative focused on the continuous rollout of new, differentiated financial products tailored for people looking to maximize freedom, security and opportunity throughout their retirement. On December 18, 2025, FAR sold first lien reverse mortgage loans (on a servicing-retained basis) and participation interests in first lien reverse mortgage loans with an aggregate principal balance of $276.0 million to entities affiliated with Blue Owl. FAR has entered into servicing agreements with such entities pursuant to which FAR provides ongoing servicing of the sold assets subsequent to the sale date.
From time to time in 2024, the Company sold home improvement loans and retail installment sale contracts with an aggregate principal balance of $1.1 million (measured as of the related sale date) for the year ended December 31, 2024 to one or more trusts owned by Aqua Finance, Inc., an entity in which Blackstone has an ownership interest.
Other Transactions
Blackstone and its affiliates have ownership interests in a broad range of companies. We have entered into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements has been or is expected to be material to us.
Kristen N. Sieffert, the Company’s President, has a brother-in-law who is a non-executive officer employee of the Company and in connection therewith, received total compensation of approximately $148,437 and $162,386 in fiscal years 2025 and 2024, respectively, consisting of an annual cash base salary and bonus. He was also eligible for customary employee benefits available to salaried employees generally.
Reza Jahangiri is the majority shareholder of AAG/Bloom. In connection with the AAG Transaction, the Company assumed a consulting agreement with Outclick Media (the “Outclick Consulting Agreement”) to provide certain marketing services to the Company. Outclick Media is wholly-owned by Mr. Jahangiri’s brother. Under the Outclick Consulting Agreement, the Company was required to pay compensation of $144,000 annually, payable in equal monthly installments. The Outclick Consulting Agreement had a term ending on June 1, 2026. However, on December 29, 2025, the parties agreed to terminate the Outclick Consulting Agreement upon the payment of an amount equal to the sum of (i) all outstanding amounts payable pursuant to the Outclick Consulting Agreement as of such date but not yet paid and (ii) all amounts that would otherwise become payable pursuant to the Outclick Consulting Agreement between such date and June 1, 2026. On December 30, 2025, such amount was paid to Outclick Media and the Outclick Consulting Agreement was terminated.
Statement of Policy Regarding Transactions with Related Persons
The Company has adopted a formal written policy providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.
A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions not required to be disclosed under Item 404(a) of Regulation S-K are not covered by this policy.
Under the policy, the Company will review information that the Company deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Business Conduct and Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Indemnification of Directors and Officers
The Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company’s Amended and Restated Charter provides that the Company’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law. We are also party to indemnification agreements with our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified
There is no pending litigation or proceeding naming any of the Company’s directors or officers to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2027 Annual Meeting, a proposal must be received by our Secretary on or before December 8, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 Annual Meeting, such a proposal must be received on or after January 15, 2027, but not later than February 14, 2027. In the event that the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Finance of America Companies Inc.’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2027.
HOUSEHOLDING OF PROXY MATERIALS
Pursuant to the rules of the SEC, the Company, intermediaries such as brokers and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Proxy Materials. Upon written or oral request, we will promptly deliver separate copies of the Proxy Materials to any stockholder at a shared address to which a single copy of the Proxy Materials was delivered and who wishes to receive separate copies of the Proxy Materials. Once you have received notice of householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, you may contact us with such request. Stockholders receiving multiple copies of the Proxy Materials may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at: Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024, or by phone at (877) 202-2666.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Lauren E. Richmond Chief Legal Officer, General Counsel and Secretary

We make available, free of charge on our investor-oriented website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our investor-oriented website (https://ir.financeofamericacompanies.com/financials/sec-filings/). Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
Finance of America Companies Inc.
5830 Granite Parkway, Suite 400
Plano, Texas 75024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FOA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86135-P46020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FINANCE OF AMERICA COMPANIES INC.

The Board of Directors recommends you vote FOR the election of all nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian L. Libman
02) Norma C. Corio
03) Andrew Essex
04) Cory S. Gardner
05) Tyson A. Pratcher
06) Lance N. West

The Board of Directors recommends you vote FOR proposal 2:

The Board of Directors recommends you vote FOR proposal 3:

	For	Against	Abstain
3. The ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.	☐	☐	☐

Note: The transaction of such other business as may properly come before the Annual Meeting, including any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V86136-P46020

FINANCE OF AMERICA COMPANIES INC.
Annual Meeting of Stockholders
May 15, 2026 9:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Brian L. Libman and Lauren E. Richmond, as proxy on behalf of the stockholder(s) of the Company at such annual meeting and any postponements or adjournments thereof, and that such persons be, and they hereby are, instructed, in the absence of contrary instructions by the stockholder(s) and proxies delivered to such persons, to represent and to vote all shares of Class A and Class B Common Stock and Series A Preferred Stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM Eastern Time on May 15, 2026, at the following link: www.virtualshareholdermeeting.com/FOA2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side